AMENDED AND RESTATED

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                  CALIFORNIA AND HAWAIIAN SUGAR COMPANY, INC.

                              A & B - HAWAII, INC.

                         MCBRYDE SUGAR COMPANY, LIMITED

                                      AND

                         SUGAR ACQUISITION CORPORATION

                         DATED AS OF DECEMBER 24, 1998

                               TABLE OF CONTENTS
                               -----------------

                                                              Page

ARTICLE I  DEFINITIONS..........................................1
        1.01. Definitions ......................................1
        1.02. Index of Other Defined Terms ....................10
        1.03. Rules of Interpretation .........................12

ARTICLE II  TRANSFER OF ASSETS.................................12
        2.01. Transfer of Assets by Seller ....................12
        2.02. Excluded Assets .................................15
        2.03. Assumption of Liabilities .......................15
        2.04. Excluded Liabilities ............................15
        2.05. Assignment of Contracts and Rights ..............16
        2.06. Purchase Consideration ..........................17
        2.07. Closing .........................................18
        2.08.  Purchase Consideration Allocation ..............19
        2.09. Preparation of Final Statement of Working
              Capital..........................................20
        2.10. Adjustments Resulting From The Statement of
              Working Capital..................................22

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF SELLER..........23
        3.01. Corporate Existence and Power ...................23
        3.02. Authorization ...................................24
        3.03. Governmental Authorization ......................24
        3.04. Non-Contravention ...............................24
        3.05. Financial Statements; Undisclosed Liabilities ...25
        3.06. Absence of Certain Changes ......................26
        3.07. Properties; Leases; Tangible Assets .............27
        3.08. Sufficiency of and Title to the Transferred
              Assets...........................................28
        3.09. Litigation ......................................29
        3.10. Contracts .......................................29
        3.11. Permits; Required Consents ......................32
        3.12. Compliance with Applicable Laws .................33
        3.13. Employment Agreements; Change in Control;
              and Employee Benefits ...........................33
        3.14. Labor and Employment Matters ....................36
        3.15. Intellectual Property ...........................37
        3.16. Advisory Fees ...................................39
        3.17. Environmental Compliance ........................39
        3.18. Insurance .......................................40
        3.19. Tax Matters .....................................41
        3.20. Investment Representations ......................43
        3.21. Transactions with Affiliates ....................44
        3.22. Accounts Receivable and Inventory ...............45
        3.23. Substantial Customers and Suppliers .............45
        3.24. Disclosure ......................................46

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF NEWCO............46
        4.01. Corporate Existence and Power ...................46
        4.02. Corporate Authorization .........................46
        4.03. Capital Stock ...................................47
        4.04. Governmental Authorization ......................47
        4.05. Non-Contravention ...............................48
        4.06. Advisory Fees ...................................48
        4.07. Litigation ......................................48
        4.08. Conduct of Newco ................................48

ARTICLE V  COVENANTS OF SELLER.................................49
        5.01. Conduct of the Business; Distributions ..........49
        5.02. Access to Information ...........................51
        5.03. Compliance with Terms of Required Governmental
              Approvals and Required Contractual Consents .....52
        5.04. Maintenance of Insurance Policies ...............52
        5.05. Change of Name ..................................54
        5.06. Administration of Accounts ......................54
        5.07. Notice of Events ................................54
        5.08. Bulk Sale Filings ...............................55
        5.09. Exclusivity .....................................55
        5.10. Confidentiality .................................56
        5.11. Non-Competition .................................57
        5.12. Specific Performance ............................57
        5.13. Termination of Intercompany Arrangements ........58
        5.14. Amendment of the HSTC Sugar Contract ............41

ARTICLE VI  COVENANTS OF NEWCO.................................58
        6.01. Access to Information ...........................58
        6.02. Compliance with Terms of Required Governmental
              Approvals and Required Contractual Consents .....59
        6.03. Confidentiality .................................59
        6.04. Specific Performance ............................60
        6.05. Amendment of Certificate of Incorporation .......60
        6.06. Company Employees ...............................61
        6.07. Payment of ASRS Note and Pollution Control Bond
              Interest ........................................61
        6.08. Performance of Certain Obligations by Newco .....61
        6.09. Re-marketing of Debentures ......................63

ARTICLE VII  COVENANTS OF ALL PARTIES..........................64
        7.01. Further Assurances ..............................64
        7.02. Certain Filings .................................65
        7.03. Public Announcements ............................65
        7.04. Disposition of Benefit Plans ....................66
        7.05. Working Capital Facility ........................68
        7.06. Cooperation in Tax Matters ......................68
        7.07. Registration Rights Agreement ...................68
        7.08. Indenture .......................................69
        7.09. Disposition of Certain Properties ...............69

ARTICLE VIII  CONDITIONS TO CLOSING............................69
        8.01. Conditions of All Parties .......................69
        8.02. Conditions to Obligation of Newco ...............72
        8.03. Conditions to Obligation of Sellers .............74

ARTICLE IX   INDEMNIFICATION...................................74
        9.01. Agreement to Indemnify ..........................74
        9.02. Survival of Representation, Warranties and
              Covenants .......................................77
        9.03. Claims for Indemnification ......................77
        9.04. Defense of Claims ...............................78
        9.05.  Nature of Payments .............................79
        9.06.  ABHI's Financial Condition .....................79

ARTICLE X  TERMINATION.........................................79
        10.01. Grounds for Termination ........................80
        10.02. Effect of Termination ..........................82

ARTICLE XI  MISCELLANEOUS......................................82
        11.01. Notices ........................................82
        11.02. Amendments; No Waivers .........................84
        11.03. Expenses .......................................84
        11.04. Successors and Assigns .........................85
        11.05. Governing Law ..................................85
        11.06. Counterparts; Effectiveness ....................85
        11.07. Entire Agreement ...............................85
        11.08. Captions .......................................86
        11.09. Severability ...................................86
        11.10. Construction ...................................86
        11.11. Cumulative Remedies ............................87
        11.12. Third Party Beneficiaries ......................87
        11.13. Knowledge ......................................87

                                    EXHIBITS

EXHIBIT A            Form of Newco Charter
EXHIBIT B            Form of Stock Sale Agreement
EXHIBIT C            Warrant Terms
EXHIBIT D            Form of Newco Note
EXHIBIT E            Form of Exchange Debenture Indenture
EXHIBIT F            Standby Financing Agreement

                                   SCHEDULES
                                   ---------

Schedule 1.01(a)    Permitted Liens
Schedule 2.08       Purchase Consideration Allocation
Schedule 2.09(a)    Estimated Working Capital Amount
Schedule 3.04(c)    Conflicts
Schedule 3.05(c)    Undisclosed Liabilities
Schedule 3.06       Absence of Certain Changes
Schedule 3.07(a)    Encumbrances on Property
Schedule 3.07(c)    Leases
Schedule 3.08       Sufficiency of and Title to the Transferred Assets
Schedule 3.09       Litigation
Schedule 3.10(a)    Scheduled Contracts
Schedule 3.10(b)    Valid and Binding Contracts
Schedule 3.11(a)    Permits
Schedule 3.11(b)    Required Consents
Schedule 3.12       Compliance with Applicable Laws
Schedule 3.13(a)    Employment Agreements
Schedule 3.13(b)    Benefit Plans
Schedule 3.13(c)    Pension Plans
Schedule 3.13(d)    Multiemployer Plans
Schedule 3.13(e)    Individuals Entitled to Certain Rights
Schedule 3.13(g)    Benefit Claims
Schedule 3.13(j)    Retiree Benefits
Schedule 3.14(a)    Labor and Employment Matters
Schedule 3.14(b)    Labor Disputes
Schedule 3.15(a)    Intellectual Property Rights
Schedule 3.15(b)    Actions Affecting Intellectual Property
Schedule 3.15(c)    Ownership of Intellectual Property Rights
Schedule 3.15(d)    Infringement of Intellectual Property Rights
Schedule 3.17(a)    Environmental Permits
Schedule 3.17(b)    Compliance with Environmental Laws
Schedule 3.17(c)    Continuing Compliance with Environmental Laws
Schedule 3.17(d)    Continuing Compliance with Environmental Laws
Schedule 3.18       Insurance Policies
Schedule 3.19       Tax Matters
Schedule 3.21       Transactions with Affiliates
Schedule 3.23       Substantial Customers and Suppliers
Schedule 7.04(a)    Seller Benefit Plans
Schedule 11.13      Persons to Whom Knowledge is Attributed

                            ASSET PURCHASE AGREEMENT
                            ------------------------

       This AMENDED AND RESTATED ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of December 24, 1998, is by and among CALIFORNIA AND HAWAIIAN SUGAR COMPANY, INC., a Hawaii corporation (the "Seller"), A & B - HAWAII, INC., a Hawaii corporation ("ABHI"), McBRYDE SUGAR COMPANY, LIMITED, a Hawaii corporation ("McBryde"), and SUGAR ACQUISITION CORPORATION, a Delaware corporation ("Newco").
                                R E C I T A L S

          A. WHEREAS, Seller is engaged in the business of sugar refining and distribution (the "Business");

          B. WHEREAS, Seller desires to sell and transfer to Newco, and Newco desires to buy from Seller, substantially all of Seller's assets in consideration of Newco's obligations hereunder; and

          C. WHEREAS, Seller, ABHI, McBryde and Newco entered into an Asset Purchase Agreement, dated as of August 5, 1998, pursuant to which Seller proposed to sell to Newco, and Newco proposed to buy from Seller, substantially all of Seller's assets; and, as of the date hereof, the parties desire to amend and restate the Asset Purchase Agreement as provided herein

                               A G R E E M E N T

          NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows.

                                   ARTICLE I

                                  DEFINITIONS

          1.01.  Definitions.  The following terms, as used herein, have the
                 -----------
following meanings:

          "A&B" means Alexander & Baldwin, Inc., a Hawaii corporation.

          "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such other Person and includes (a) any shareholder, officer, director or employee of a particular Person, and (b) any individual related byblood, marriage or adoption to a Person or to any partner, shareholder, officer, director or employee of a particular Person, (ii) any Person in which any of the foregoing owns a beneficial interest or (iii) any corporation or other business organization of which such Person is an officer or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlled" and "controlling" have meanings correlative thereto.

          "Applicable Law" means, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, judgment, decree or other requirement of any Governmental Authority (including any Environmental Law) applicable to such Person or any of its Affiliates or Plan Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person or any of its Affiliates or Plan Affiliates).

          "ASRS Notes" means those certain 9.80% Unsecured Senior Notes due 2004, in the aggregate principal amount of $25,000,000, issued pursuant to that certain Note Purchase Agreement by and among Seller and the note purchasers party thereto dated December 8, 1989, as amended pursuant to that Amendment to Note Purchase Agreement dated as of December 12, 1989, those certain Amendments to Unsecured Notes dated December 12, 1989 and that certain Amended and Restated Note Purchase Agreement dated as of July 1, 1993, as amended by those certain amendments dated January 24, 1995, October 27, 1995, and February 22, 1996.

          "Benefit Arrangement" means any material benefit arrangement that is not an Employee Benefit Plan, including, without limitation, (i) each employ-ment or consulting agreement, (ii) each arrangement providing for insurance coverage or workers' compensation benefits, (iii) each incentive bonus or deferred bonus arrangement, (iv) each arrangement providing termination allowance, severance or similar benefits, (v) each equity compensation plan,
(vi) each deferred compensation plan and (vii) each compensation policy and practice maintained by Seller or any ERISA Affiliate of Seller covering the employees, former employees, directors and former directors of Seller and the beneficiaries of any of them.

          "Benefit Plan" means an Employee Benefit Plan or Benefit Arrangement.

          "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "CVC" means Citicorp Venture Capital, Ltd.

          "Damages" means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement, net of insurance proceeds actually received, including without limitation (i) interest on cash disbursements in respect of any of the foregoing at the Reference Rate in effect from time to time, compounded quarterly, from the date each such cash disbursement is made until the Person incurring the same shall have been indemnified in respect thereof and (ii) reasonable costs, fees and expenses of attorneys, accountants and other agents of such Person.

          "Employee Benefit Plan" means any employee benefit plan, as defined in Section 3(3) of ERISA, that is sponsored or contributed to by Seller or any ERISA Affiliate thereof covering employees or former employees of Seller.

          "Employee Pension Benefit Plan" means any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA, other than a Multiemployer Plan.

          "Environmental Laws" means all Applicable Laws (including common law) relating to Hazardous Substances, toxic torts, occupational health and safety, pollution or the environment, including without limitation, the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), the Clean Air Act, the Water Pollution Control Act, the Safe Drinking Water Act, and the Toxic Substances Control Act ("TSCA"), and any requirements promulgated pursuant to these Applicable Laws.

          "Environmental Liabilities" means all Liabilities of a Person (whether such Liabilities are owed by such Person to Governmental Authorities or other Persons) whether currently in existence or arising hereafter which arise under or relate to any Environmental Law, including, without limitation, any liability for personal injury, property damage, natural resource damage and any obligation for investigations, clean-up or corrective or remedial action.

          "ERISA Affiliate" of any Person means any other Person that, together with such Person as of the relevant measuring date under ERISA, was or is required to be treated as a single employer under Section 414 of the Code.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Funded Debt" means any liabilities for borrowed money of Seller (including short-term commercial paper borrowings and long term debt), including all principal, interest, fees, expenses, overdrafts, penalties, premiums and indemnities due thereunder, or intercompany payables of Seller in any case of a nature that would be required to be reflected on a balance sheet under GAAP.

          "GAAP" means, with respect to any set of financial statements or schedules referred to herein, generally accepted accounting principles in the United States as in effect on the date of such financial statements or schedules and applied on a basis consistent with the prior financial statements of Seller.

          "Governmental Authority" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

          "Group Health Plan" means any group health plan, as defined in
Section 5000(b)(1) of the Code.

          "Hazardous Substance" means any substance or material: (i) the presence or release of which requires investigation or remediation under any Applicable Law; or (ii) that is defined as a "hazardous waste" or "hazardous substance" under any Applicable Law; or (iii) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or mutagenic or otherwise hazardous and is regulated by any Governmental Authority having or asserting jurisdiction over Seller; or (iv) the presence or release of which causes a nuisance, trespass or other tortious condition; (v) the presence or release of which poses a hazard to the health or safety of Persons; or
(vi) without limitation, that contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenols (PCBs) or asbestos.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "HSTC" means the Hawaiian Sugar & Transportation Cooperative.

          "HSTC Sugar Contract" means the Delivery and Sale Agreement between HSTC and Seller dated as of June 4, 1993.

          "Indemnifying Party" means: (1) with respect to any Newco Indemnitee asserting a claim under Section 9.01, Seller, ABHI and McBryde; and (2) with respect to any Seller Indemnitee asserting a claim under Section 9.02, Newco.

          "Indemnitee" means: (1) each of Newco and its respective Affiliates with respect to any claim for which Seller, ABHI or McBryde is an Indemnifying Party under Section 9.01 and (2) each of Seller and its respective Affiliates with respect to claims for which Newco is an Indemnifying Party under
Section 9.02.

          "Intercompany Payables" means any Liability of Seller to the Shareholders or any of their respective Affiliates, other than any liability of Seller to HSTC pursuant to the HSTC Sugar Contract.

          "Intercompany Receivables" means any amounts payable by any of the Shareholders or their Affiliates to Seller other than any amount payable to Seller by HSTC pursuant to the HSTC Sugar Contract.

          "IRS" means the Internal Revenue Service.

          "Liability" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested or executory and whether or not the same is required to be accrued on the financial statements of such Person or is disclosed on any schedule to this Agreement.

          "Lien" means, with respect to any asset, any mortgage, title defect or objection, lien, pledge, security interest, hypothecation, restriction, encumbrance or charge of any kind in respect of such asset.

          "Material Adverse Effect" means a change or effect that (A) results in a material adverse effect on, or results in a material adverse change to, the assets, operations, financial condition or results of operations of Seller or, after the Closing, the assets, operations, financial condition or results of operations of Newco (excluding (i) adverse changes of an industry-wide impact or (ii) adverse changes attributable to the execution of this Agreement and the publicity attendant thereto) or (B) materially impairs or prohibits the ability of Seller and Newco to consummate the transactions contemplated hereby.

          "Maui Warehouse" means that certain steel building measuring 390 feet by 300 feet, located at Puunene, Maui, Hawaii at Tax Map Key No. 3-8-006-070.

          "Newco Charter" shall mean the form of Amended and Restated Certificate of Incorporation of Newco attached hereto as Exhibit A, to be
                                                         ---------
adopted by the Board of Directors of Newco prior to the Closing Date.

          "Newco Class B Common Stock" means Newco's Class B Common Stock, par value $0.01 per share, having the rights, preferences and privileges set forth in the Newco Charter attached hereto as Exhibit A.
                                        ---------

         "Newco Common Stock" means Newco's Class A Common Stock, par value $0.01 per share, having the rights, preferences and privileges set forth in the Newco Charter attached hereto as Exhibit A.
                                 ---------

         "Newco Exchangeable Preferred Stock" means Newco's 12.5% Senior Cumulative Exchangeable Series A Preferred Stock, par value $.01 per share, having the rights, preferences and privileges set forth in the Newco Charter attached hereto as Exhibit A.
                   ---------

         "Newco Junior Preferred Stock" means Newco's Series C Preferred Stock, par value $.01 per share, having the rights, preferences and privileges as set forth in the Newco Charter attached hereto as Exhibit A.
                                              ---------

         "Newco Note" means that certain promissory note of Newco in form attached hereto as Exhibit D in the principal amount of $25 million to be
                   ---------
issued to Seller pursuant to Section 2.06(a) of this Agreement.

          "Newco Series B Preferred Stock" means Newco's 12.5% Senior Cumulative Series B Preferred Stock, par value $.01 per share, having the rights, preferences and privileges set forth in the Newco Charter attached hereto as Exhibit A.
          ---------

          "Multiemployer Plan" means a multiemployer plan, as defined in
Section 3(37) and 4001(a)(3) of ERISA.

          "Permitted Liens" means (i) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet delinquent beyond any applicable grace period, or the validity of which is being contested in good faith by appropriate proceedings; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by Applicable Law incurred in the ordinary course of business for sums not yet delinquent beyond any applicable grace period and being contested in good faith; (iii) Liens relating to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements; (iv) Liens and Encumbrances specifically identified as such in the Seller Balance Sheet;
(v) Liens and Encumbrances that are a matter of public record and that do not detract from the ability of Seller (or Newco as the case may be) to utilize the assets encumbered thereby in the operation of the Business; (vi) Liens securing executory obligations under any Lease that constitutes an "operating lease" under GAAP; (vii) Liens and Encumbrances incurred in the ordinary course of business that do not materially detract from the ability of Seller (or Newco as the case may be) to utilize the assets encumbered thereby in the operation of the Business and that do not materially affect the value of any asset; and
(viii) other Liens and Encumbrances set forth on Schedule 1.01(a){xe
"Schedule 1.01(a)   Permitted Liens"} hereto.

          "Person" means an individual, corporation, partnership, limited liability company, association, trust, estate or other entity or organization, including a Governmental Authority.

          "Plan Affiliate" means, with respect to any Person, any employee benefit plan or arrangement sponsored by, maintained by or contributed to by such Person, and with respect to any employee benefit plan or arrangement, any Person sponsoring, maintaining or contributing to such plan or arrangement.

          "Pollution Control Bonds" means those certain 6.25% Bonds due 2002, in the aggregate principal amount of $5,400,000, issued by the California Pollution Control Financing Authority and secured by a pledge of revenues under a Pollution Control Facilities Lease, dated as of March 1, 1977, by and between the California Pollution Control Financing Authority and Seller.

          "Prepayment Penalties" means the Make-Whole Amount paid to the holders of the ASRS Notes as a result of the prepayment by Seller, on December 11, 1998, of the ASRS Notes, pursuant to Section 7 of that certain Amended and Restated Note Purchase Agreement dated as of July 1, 1993 among Seller and the note purchasers party thereto.

          "Prohibited Transaction" means a transaction that is prohibited under
Section 4975 of the Code or Section 406 of ERISA and not exempt under
Section 4975 of the Code or Section 408 of ERISA, respectively.

          "Reference Rate" means LIBOR plus 2.75% per annum.

          "Related Agreements" means the Stock Sale Agreement, the Registration Rights Agreement to be entered into pursuant to Section 7.07 of this Agreement, the Registration Rights Agreement to be entered into pursuant to Section 4.04 of the Stock Sale Agreement, an Indenture for the Newco Exchange Debentures, the Stockholders Agreement (as defined in the Stock Sale Agreement), the CMP Loan Agreement (as defined in the Stock Sale Agreement), the Transition Services Agreement and the other agreements to be entered into in connection with, and as a condition to, the consummation of the transactions contemplated by this Agreement and the Stock Sale Agreement.

          "Seller Key Employees" means David Koncelik, Jerry Dotson, Jon Wolthuis, Nazeer Doomun, Jean Paul Merle, Richard Riffer, Eric Dorn, Ron Harris, Kerry Borges, Wayne Garrett, Gary Kemp, Steven Ball, John Basi, Vijay Hemraj, Thomas Wilson, William Duff, John McManus, John Grazioli, Michael Haynes, Phil Gibbons, Teshager Essayas, Carolyn Braden, James Orear, Robert Guilbault and Michael Carnahan.

          "Shareholders" means ABHI and McBryde.

          "Subsidiary" means, with respect to any Person, (i) any corporation as to which more than 25% of the outstanding stock having ordinary voting rights or power (and excluding stock having voting rights only upon the occurrence of a contingency unless and until such contingency occurs and such rights may be exercised) is owned or controlled, directly or indirectly, by such Person and/or by one or more of such Person's Subsidiaries, and (ii) any partnership, joint venture or other similar relationship between such Person (or any Subsidiary thereof) and any other Person (whether pursuant to a written agreement or otherwise), if such Person has a 10% or more equity interest therein.

          "Tax Return" means all returns, reports, forms or other information (including schedules and exhibits thereto) and any amendments thereof, filed or required to be filed with respect to any Tax.

          "Tax" means all taxes imposed of any nature including federal, state, local or foreign net income tax, alternative or add-on minimum tax, profits or excess profits tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax, FICA or FUTA), real or personal property tax or ad valorem tax, sales or use tax, excise tax, stamp tax or duty, any withholding or back up withholding tax, value added tax, severance tax, prohibited transaction tax, premiums tax, environmental tax, intangibles tax or occupation tax, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax.

          "Warrants" shall mean warrants to purchase shares of Newco Common Stock having the terms set forth in Exhibit C and such other customary rights, preferences and privileges that are satisfactory to Seller and Newco in their reasonable discretion.

          "Working Capital" means the excess of (i) the sum of the Company's current assets which would be required to be reflected on a balance sheet of the Company prepared as of the Closing Date in conformity with GAAP (including, without limitation, receivables, inventories (sugar, raw materials and supplies) and prepaid expenses and other assets), over (ii) the sum of all current liabilities which would be required to be reflected in or reserved on a balance sheet of the Company prepared as of the Closing Date in conformity with GAAP (including, without limitation, accounts payable, payables to HSTC and accrued expenses and other current liabilities). Notwithstanding any contrary accounting policies under GAAP, (A) Working Capital shall be calculated before giving effect to the consummation of the transactions under this Agreement which are contemplated to take effect as of the Closing Date, (B) Working Capital shall not include any unpaid liabilities of the Company with respect to any fees, expenses or other costs owed by it or for which it is responsible (including, without limitation, all fees and expenses described in Section 11.03(a)), in connection with the negotiation, execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby, (C) Working Capital shall not include, as current assets, any Excluded Assets and (D) Working Capital shall not include, as current liabilities, any Excluded Liabilities.

          1.02.  Index of Other Defined Terms.  In addition to those terms
                 ----------------------------
defined above, the following terms shall have the respective meanings given thereto in the sections indicated below:

        DEFINED TERM                                         SECTION
        "ABHI"                                               Recitals
        "Allocation Statement"                               2.08
        "Accounting Principles"                              2.09(a)
        "Assumed Liabilities"                                2.03
        "Business"                                           Recitals
        "Cash Component"                                     2.06(a)(i)
        "Closing Date"                                       2.07(a)
        "Closing"                                            2.07(a)
        "Contracts"                                          2.01(c)
        "Crockett Order"                                     2.04
        "Employment Agreements"                              3.13(a)
        "Encumbrances"                                       3.07(a)
        "Equipment"                                          2.01(a)
        "Excluded Assets"                                    2.02
        "Excluded Liabilities"                               2.04
        "Expenses"                                           11.03
        "Financial Statements"                               3.05(a)
        "Insurance Policies"                                 3.18
        "Intellectual Property Rights"                       2.01(h)
        "Inventory"                                          2.01(b)
        "Leases"                                             3.07(c)
        "McBryde"                                            Recitals
        "MLM"                                                3.19(i)
        "Newco Exchange Debentures"                          7.08
        "Newco Indemnitees"                                  9.01(a)
        "Newco Senior Subordinated Notes"                    7.05
        "Newco Securities"                                   3.20(a)
        "Newco"                                              Preamble
        "Outside Date"                                       10.01(f)
        "Permits"                                            3.11(a)
        "Preliminary Statement of Working Capital"           2.06(b)
        "Preliminary Working Capital Adjustment"             2.06(b)
        "Proceedings"                                        3.09
        "Purchase Consideration"                             2.06(a)
        "Required Consents"                                  3.11(b)
        "Required Contractual Consent"                       3.11(b)
        "Required Governmental Approval"                     3.11(b)
        "Scheduled Contracts"                                3.10(a)
        "Securities Act"                                     3.20(a)
        "Seller Balance Sheet"                               3.05(a)
        "Seller Indemnitees"                                 9.01(b)
        "Seller Insurance Policies"                          3.18
        "Statement of Working Capital"                       2.09(a)
        "Stock Sale Agreement"                               8.01(e)
        "Subsequent Material Contract"                       5.01(b)(v)
        "Transferred Assets"                                 2.01
        "Working Capital Facility"                           7.05

          1.03.  Rules of Interpretation.
                 -----------------------

                 (a) The words "include", "includes" and "including" as used herein are not limiting.

                 (b) Any pronoun used herein shall be considered gender neutral.

                                     ARTICLE II

                                 TRANSFER OF ASSETS

          2.01.  Transfer of Assets by Seller.  Upon the terms and subject to
                 ----------------------------
the conditions of this Agreement and in reliance upon the representations, warranties and agreements herein set forth, Newco agrees to purchase from Seller and Seller agrees to sell or cause to be sold to Newco at the Closing, free and clear of all Liens, other than Permitted Liens, all the assets, properties, leases, rights, licenses, permits, contracts, causes of action, claims, operations and businesses of Seller of every kind and description as the same shall exist on the Closing Date (other than the Excluded Assets (as defined in Section 2.02) or any of the foregoing that relate solely to the Excluded Assets), wherever located, whether tangible or intangible, real, personal or mixed, that are owned by, leased by or in the possession of Seller, whether or not reflected on the books and records of Seller (the collective assets, properties, rights, licenses, permits, contracts, causes of action, claims, operations and businesses to be transferred to Newco by Seller pursuant hereto are referred to collectively herein as the "Transferred Assets") and including without limitation all right, title and interest of Seller in, to and under:

                 (a) all machinery, equipment, furniture, office equipment, computer equipment (including all hardware and software), communications equipment, vehicles, storage tanks, spare and replacement parts, fuel and other tangible property (and interests in any of the foregoing) (collectively, the "Equipment");

                 (b) all items of inventory notwithstanding how classified in the financial records of Seller, including all raw materials, work-in-process, finished goods, supplies, spare parts and samples (collectively, the "Inventory");

                 (c) all contracts, agreements, options, leases, licenses, sales and purchase orders, commitments and other instruments of any kind, whether written or oral, to which Seller is a party on the Closing Date, including the Scheduled Contracts and the Subsequent Material Contracts, but excluding any documents, instruments or agreements governing Funded Debt of Seller other than the Pollution Control Bonds (collectively, the "Contracts");

                 (d) all accounts, accounts receivable and notes receivable, together with any unpaid interest or fees accrued thereon or other amounts due with respect thereto, of Seller, and any security or collateral therefor, including recoverable advances and deposits;

                 (e) all prepaid charges and expenses of Seller, including any such charges and expenses with respect to ad valorem taxes, leases and rentals and utilities;

                 (f) subject to Section 5.04(b), the Seller Insurance Policies and all rights of Seller to insurance proceeds with respect to claims for Damages to the Transferred Assets occurring prior to the Closing Date, unless such proceeds reimburse Seller for the repair or restoration of such Transferred Assets and such amounts are so used;

                 (g) all of Seller's rights, claims, credits, causes of action or rights of set-off against third parties relating to the Business or the Transferred Assets, whether liquidated or unliquidated, fixed or contingent, including claims pursuant to all warranties, representations and guarantees made by suppliers, manufacturers, contractors and other third parties in connection with products or services purchased by or furnished to Seller for use in the Business or affecting any of the Transferred Assets;

                 (h) all of Seller's patents, patent applications, copyrights, trademarks, trade names, brand names, slogans, logos, service marks, service names, designs, and any registrations or applications for registration of any of the foregoing, know-how, chip designs, mask works, processes, trade secrets, inventions, confidential information, formulae and other proprietary data and information, together with the right to sue for past infringements or misappropriations thereof, and any and all corresponding rights that now or hereafter may be secured throughout the world and all copies and tangible embodiments thereof (together, the "Intellectual Property Rights");

                 (i) all transferable franchises, licenses, permits or other authorizations issued or granted by any Governmental Authority that are owned by, granted to or held or used by Seller whether or not utilized in the Business;

                 (j) to the extent available, all books, records, files and papers of Seller, whether in hard copy or computer format, including bank account records, books of account, invoices, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present suppliers, personnel and employment records of present and, to the extent lawful, former employees, and documentation developed or used for accounting, marketing, engineering, manufacturing or any other purpose related to the conduct of the Business at any time prior to the Closing except to the extent any such materials constitute Excluded Assets (as defined below);

                 (k) to the extent available, all lists of present customers and lists of former customers;

                 (l) all goodwill associated with the Business or the Transferred Assets of Seller and all rights in and to the Business as a going concern; and

                 (m) except as specifically provided in Section 2.02, all other assets and properties of Seller which exist on the Closing Date, whether tangible or intangible, real or personal.

          2.02.  Excluded Assets.  Newco expressly understands and agrees that
                 ---------------
the following assets shall be excluded from the Transferred Assets: (i) any cash or cash equivalents of Seller, (ii) deferred income tax assets and claims for refund of income taxes of Seller, (iii) Intercompany Receivables and (iv) the Maui Warehouse (collectively, the "Excluded Assets").

          2.03.  Assumption of Liabilities.  Upon the terms and subject to the
                 -------------------------
conditions of this Agreement and in reliance upon the representations, warranties and agreements herein set forth, Newco agrees, effective at the time of Closing, to assume, perform and timely pay and discharge all Liabilities of Seller other than the Excluded Liabilities (as defined in Section 2.04) (the "Assumed Liabilities").

          2.04.  Excluded Liabilities.  Newco does not hereby assume, and shall
                 --------------------
not at any time hereafter (including on or after the Closing Date) become liable for: (A) any Funded Debt of Seller (other than the obligations of Seller to pay (i) the principal amount of, and all accrued and unpaid interest on, the Pollution Control Bonds, (ii) any interest accruing on the Pollution Control Bonds from and after the Closing Date and (iii) Prepayment Penalties that have been paid with respect to the ASRS Notes prior to the date hereof, as is more specifically addressed in Section 6.07); (B) any Liability (including without limitation any Environmental Liabilities) relating to or arising from the ownership or operation of the Maui Warehouse or any Excluded Asset; (C) any Environmental Liability relating to or arising from real property owned, operated, leased or used by Seller prior to the Closing Date that is no longer owned, operated, leased or used by Seller as of the Closing Date (provided, that any Liability or obligation of Seller pursuant to that certain order of the California Regional Water Quality Control Board -- San Francisco Bay Region (Order No. 95-191) dated September 13, 1995 (the "Crockett Order") shall not be excluded but shall be assumed by Newco); (D) any Intercompany Payables; (E) any Liability of Seller in respect of income Taxes; or (F) any Liability relating to any current or former employee of Seller under any Employee Benefit Plan or Benefit Arrangement other than a Liability specifically assumed by Newco in
Article VII (collectively, the "Excluded Liabilities").

          2.05.  Assignment of Contracts and Rights.
                 ----------------------------------

                 (a) With respect to any Scheduled Contract (as defined in Section 3.10(a)) and any other Contract for which consent is required and any claim, right or benefit arising thereunder or resulting therefrom, promptly after the date hereof, Seller will use its commercially reasonable efforts to obtain prior to Closing each Required Contractual Consent (as defined in Section 3.11(b)) to any such Scheduled Contract and any other Contract for which consent is required for the assignment thereof to Newco in form and substance reasonably satisfactory to Newco.

                 (b) If (i) any such Required Contractual Consent is not obtained with respect to any such Scheduled Contract and (ii) notwithstanding the provisions of Section 8.01(b), Newco shall elect to consummate the Closing, Seller and Newco shall cooperate in an arrangement reasonably satisfactory to Newco and Seller under which Newco would obtain, to the extent practicable, the claims, rights and benefits arising under such Scheduled Contract and assume the corresponding obligations thereunder in accordance with this Agreement, including subcontracting, sub-licensing or sub-leasing to Newco, or under which Seller would enforce for the benefit of Newco, with Newco assuming Seller's obligations, any and all claims, rights and benefits of Seller against a third party thereto. Seller will promptly pay to Newco when received all moneys received by Seller under any Transferred Asset or any claim, right or benefit arising thereunder not transferred to Newco pursuant to this Section 2.05.

          2.06.  Purchase Consideration.
                 ----------------------

                 (a) In addition to the assumption by Newco of the Assumed Liabilities, the consideration for the Transferred Assets shall consist of the following:

                      (i) an amount in cash (hereinafter referred to as the "Cash Component") equal to (A) $68,000,000, as adjusted in accordance with
     Section 2.06(b) by the Preliminary Working Capital Adjustment (as defined in Section 2.06(b) below), minus (B) the principal amount of, and interest accrued through the Closing Date on, the Pollution Control Bonds, which principal amount and accrued interest shall be set forth on a statement to be delivered to Newco by Seller not less than three (3) Business Days prior to the Closing Date;

                      (ii)   25,000 shares of Newco Exchangeable Preferred
     Stock;

                      (iii) the Newco Note in the principal amount of $25 million;

                      (iv)   24,000 shares of Newco Junior Preferred Stock; and

                      (iv) 810,000 shares Newco Common Stock and 90,000 shares of Newco Class B Common Stock.

                 The consideration described in clauses (i) (as finally adjusted pursuant to Section 2.10), (ii), (iii) and (iv) is referred to herein collectively as the "Purchase Consideration".

                 (b) Not later than three (3) Business Days prior to the Closing Date, Seller will prepare and deliver to Newco a statement of projected Working Capital (the "Preliminary Statement of Working Capital") of Seller as of the Closing Date (which shall be prepared no more than five (5) days prior to the Closing Date). The Preliminary Statement of Working Capital shall be based upon the balance sheet of Seller as of the last day of the calendar month preceding the Closing Date and the books and records of Seller and (except as otherwise provided in the definition of "Working Capital") shall be prepared in accordance with GAAP in a manner consistent with the accounting principles used in preparing the Seller Balance Sheet (as defined below), with such reasonable assumptions and estimates regarding changes in Working Capital between the month preceding the Closing Date and the Closing Date as are agreed upon by Seller and Newco. Theount by which the Working Capital of Seller as set forth in the Preliminary Statement of Working Capital exceeds or is less than $64,263,000 (subject to adjustment pursuant to Section 2.09(a), the "Estimated Working Capital Amount") (such excess or deficiency, as applicable, being referred to as the "Preliminary Working Capital Adjustment"), shall be an addition (in the case of an excess), or a deduction (in the case of a deficiency), in the formula for determining the Cash Component pursuant to
Section 2.06(a)(i).

          2.07.  Closing.
                 -------

                 (a) The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071 on the third (3rd) Business Day following the date on which the last of the conditions to Closing set forth in Sections 8.01, 8.02 and 8.03 have been satisfied or waived by the party or parties entitled to waive the same or such other date as to which Newco and Seller may agree (the "Closing Date").

                 (b) At the Closing, Newco shall deliver to Seller such customary instruments of assumption as may be reasonably requested by Seller to evidence such assumption of the Assumed Liabilities.

                 (c) At the Closing, Seller shall deliver to Newco such bills of sale, certificates of title, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment (which in the case of Intellectual Property Rights, shall be documents recordable in their delivered form in the respective countries of origin) necessary or appropriate to vest in Newco all of Seller's right, title and interest in, to and under the Transferred Assets.

                 (d) At the Closing, Newco shall deliver to Seller, at Seller's election, by wire transfer (to a bank account designated by Seller in writing at least three (3) Business Days prior to the Closing Date), in imme-diately available funds, an amount in U.S. Dollars equal to the Cash Component.

                 (e) At the Closing, Seller shall receive (i) one or more certificates representing in the aggregate 25,000 shares of Newco Exchangeable Preferred Stock; (ii) the Newco Note; (iii) one or more certificates representing in the aggregate 24,000 shares of Newco Junior Preferred Stock;
(iv) one or more certificates representing in the aggregate 810,000 shares of Newco Common Stock; and (v) one or more certificates representing in the aggregate 90,000 shares of Newco Class B Common Stock as applicable.

          2.08.  Purchase Consideration Allocation.  Schedule 2.08 sets forth
                 ---------------------------------   -------------
the mechanism by which the parties will allocate the Purchase Consideration and Assumed Liabilities (to the extent taken into account for federal income tax purposes) among the Transferred Assets for purposes of complying with Section 1060 of the Code and making any required filings under state or local law
(the "Allocation Statement"). Newco and Seller shall report the tax consequences of the transactions contemplated by this Agreement in a manner consistent with the Allocation Statement, as it may be revised from time to time, and shall not take any position inconsistent therewith. The parties agree that the transactions contemplated hereby constitute a taxable sale of assets for income tax purposes and not as a transaction described in Part III, Subchapter C, Chapter 1, Subtitle A of the Code.

          2.09.  Preparation of Final Statement of Working Capital.
                 -------------------------------------------------

                 (a) Within 90 days after the Closing Date, Seller will prepare and deliver to Newco a statement of Working Capital (the "Statement of Working Capital") of Seller as of the Closing Date (immediately prior to, and without giving effect to, the Closing), which shall be audited by Deloitte & Touche LLP, the independent public accountants of Seller. In connection with the preparation of the Statement of Working Capital, Seller shall give to the representatives of Newco reasonable opportunity to participate in the physical inventory count and other examinations relating to the preparation of such Statement of Working Capital. The Statement of Working Capital shall be based upon the books and records of Seller and (except as otherwise provided in this Section 2.09 or the definition of "Working Capital") shall be prepared in accordance with GAAP in a manner consistent with the Accounting Principles
(as defined below). "Accounting Principles" means that each accounting term used herein (including in the definition of Working Capital) shall have the meaning that is applied thereto in accordance with GAAP and each account included in the Statement of Working Capital of the Seller prepared as of the Closing Date shall be calculated in accordance with GAAP, in each case, consistent with the Financial Statements and books and records of, and the past practice of, the Seller and in a manner consistent with the method of calculation used in determining the Estimated Working Capital Amount as set forth on Schedule 2.09(a); provided, that all known errors shall be taken into account in the calculation of each account set forth in the Statement of Working Capital, regardless of their materiality, and a corresponding adjust-ment shall be made to the Estimated Working Capital Amount to the extent such known errors would have an impact upon the calculation of any account included in the determination of the Estimated Working Capital Amount. With respect to the calculation of the levels of the accounts set forth above, no change in Accounting Principles shall be made from those utilized in preparing the Financial Statements (with regard to materiality) including, without limitation, with respect to the nature or classification of accounts, closing proceedings, levels of reserves, levels of accruals or reserve policies other than as a result of objective changes in the underlying business. For purposes of the preceding sentence, "changes in accounting principles" includes all changes in accounting principles, policies, practices, procedures or methodologies with respect to financial statements, their classification or their display, as well as all changes in practices, methods, conventions or assumptions utilized in making accounting estimates.

                 (b) If Newco has no objections to the Statement of Working Capital prepared and delivered by Seller pursuant to subsection (a), it shall so notify Seller, and the Statement of Working Capital shall become final on the date Newco provides such notice. If Newco has any objections to the Statement of Working Capital delivered by Seller, it will deliver a statement describing its objections to the calculation of any item on the Statement of Working Capital to Seller within 30 days after receiving such Statement of Working Capital. Newco's failure to deliver a written statement of objections within 30 days after its receipt of the Statement of Working Capital shall constitute Newco's acceptance of the Statement of Working Capital, in which event, the Statement of Working Capital shall become final on such 30th day after Newco's receipt of the Statement of Working Capital. Newco, and its independent certified public accountants, Ernst & Young LLP shall, during the period between the delivery by Seller of the Statement of Working Capital and the final resolution of any dispute relating thereto, be permitted to have access to, examine and make copies of all books and records (including but not limited to correspondence, memoranda, books of account and the like) in the possession of Seller relating to the sale of assets and, upon execution of the standard form indemnity letter of Deloitte & Touche LLP, be permitted to review the working papers of Deloitte & Touche LLP relating to such Statement of Working Capital and shall have such access to Seller and its personnel as may be reasonably necessary to permit Ernst & Young LLP to review in detail the manner in which such Statement of Working Capital was prepared. Seller and Deloitte & Touche LLP shall cooperate with Newco and Ernst & Young LLP in facilitating such review. If any matter cannot be resolved by the parties within 15 days following delivery of Newco's notice of objection, the San Francisco office of KPMG Peat Marwick LLP (or if such office of KPMG Peat Marwick LLP is unavailable for any reason, the San Francisco office of Price Waterhouse Coopers LLP) (in each case, the "Independent Auditors") will be retained to resolve all remaining objections. Any determination shall be made by the Independent Auditors on the basis of such procedures as it, in its sole judgment, deems appropriate and expeditious, taking into account the nature of the issues, the amount in dispute and the positions asserted by the parties. The Independent Auditors shall not be required to follow any particular rules or procedures (except as provided in this Agreement and except that the Independent Auditors shall be bound by the provisions of this Section 2.09 and the defined accounting terms and other terms set forth in this Agreement), it being the intention of the parties to create a flexible, practical and expeditious method for resolving any disagreement hereunder. The parties may submit to such firm any facts or materials which they deem relevant to the determination. The determination of the Independent Auditors will be set forth in writing and will be conclusive, nonappealable and binding upon the parties hereto for all purposes (if prepared in accordance with this Section 2.09).

                 (c) The parties shall pay the fees and expenses of their respective internal and independent accountants and personnel incurred pursuant to this Section 2.09. In the event the parties submit any unresolved objections to the Independent Auditors for resolution as provided in Section 2.09(b) above, Newco, on the one hand, and Seller, on the other hand, shall each bear equal responsibility for the fees and expenses of the Independent Auditors.

          2.10.  Adjustments Resulting From The Statement of Working Capital.
                 -----------------------------------------------------------
The Cash Component described in Section 2.06 will be adjusted as follows:

                 (a) If the Working Capital of Seller measured as of the Closing Date, as finally determined pursuant to Section 2.09, exceeds the Working Capital as set forth in the Preliminary Statement of Working Capital, Newco will pay to Seller an amount equal to such excess, together with interest on the amount of such payment from the Closing Date until the date of such payment at a floating rate of interest equal to the Reference Rate, by wire transfer or delivery of other immediately available funds within five business days after the date on which the Working Capital of Seller as reflected on the Statement of Working Capital is finally determined pursuant to Section 2.09 above; and

                 (b) If the Working Capital of Seller measured as of the Closing Date, as finally determined pursuant to Section 2.09, is less than the Working Capital as set forth in the Preliminary Statement of Working Capital, Seller will pay to Newco an amount equal to such deficiency, together with interest on the amount of such payment from the Closing Date until the date of such payment at a floating rate of interest equal to the Reference Rate, by wire transfer or delivery of other immediately available funds within five business days after the date on which the Working Capital of Seller as reflected on the Statement of Working Capital finally is determined pursuant to
Section 2.09 above.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller represents and warrants to Newco, and with respect to Sections 3.01 through 3.04 only, the Shareholders represent and warrant to Newco as follows:

          3.01.  Corporate Existence and Power.
                 -----------------------------

                 (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite power and all governmental licenses, authorizations, consents and approvals required to carry on the Business of Seller as now conducted and to own and operate the Transferred Assets as now owned and operated. Seller is duly qualified to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary to carry on the Business as now conducted, except for those jurisdictions where the failure to be so qualified has not had, and would not reasonably be expected to have, a Material Adverse Effect.

                 (b) The Company does not, directly or indirectly, (a) have any Subsidiaries or (b) own or hold beneficially or of record any shares of capital stock, equity interests or any other securities of any other entity.

          3.02.  Authorization.  The execution, delivery and performance by
                 -------------
Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby are within Seller's corporate powers and have been duly authorized by all necessary action on the part of Seller. This Agreement has been duly and validly executed by Seller and constitutes the legal, valid and binding agreement of Seller, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity.

          3.03.  Governmental Authorization.  The execution, delivery and
                 --------------------------
performance by Seller of this Agreement require no action by, consent or approval of, or filing with, any Governmental Authority other than
(a) compliance with any applicable requirements of the HSR Act and Federal and state securities laws or (b) any actions, consents, approvals or filings otherwise expressly referred to in this Agreement. To the knowledge of Seller, there are no facts relating to the identity or circumstances of Seller that would prevent or materially delay obtaining any of the Required Consents.

          3.04. Non-Contravention.  The execution, delivery and performance by
                -----------------
Seller of this Agreement do not and will not (a) contravene or conflict with the certificate of incorporation or bylaws of Seller, a true and correct copy of which has been delivered to Newco by Seller; (b) assuming receipt of the Required Consents, contravene or conflict with or constitute a violation of any provision of any Applicable Law binding upon or applicable to Seller, the Business or any of the Transferred Assets; (c) except as set forth on Schedule
                                                                      --------
3.04(c), constitute a default under or give rise to any right of
-------
termination, cancellation or acceleration of, or to a loss of any benefit to which Seller is entitled under, any Scheduled Contract, any Subsequent Material Contract or any Permit or similar authorization relating to the Business or included in any of the Transferred Assets or by which the Business or any of the Transferred Assets may be bound; or (d) result in the creation or imposition of any Lien on any Transferred Assets, other than Permitted Liens; except, with respect to clauses (b) and (d), where the violation or Lien would not have a Material Adverse Effect.

          3.05.  Financial Statements; Undisclosed Liabilities.
                 ---------------------------------------------

                 (a) Seller has heretofore delivered to Newco or its Affiliates true and complete copies of the consolidated balance sheet and related statement of operations and retained earnings and of cash flows for Seller as of and for the years ended December 31, 1995, 1996 and 1997, in each case audited by Deloitte & Touche LLP (the "Financial Statements"). The December 31, 1997 balance sheet is referred to herein as the "Seller Balance Sheet".

                 (b) Each of the Financial Statements (i) has been prepared based on the books and records of Seller in accordance with GAAP and Seller's normal accounting practices, consistent with past practice, and present fairly in all material respects the consolidated financial condition, results of operations and statements of cash flow of Seller as of the dates indicated or for the periods indicated; and (ii) contains and reflects all necessary adjust-ments, accruals, provisions and allowances for a fair presentation in all material respects of the combined financial condition and the combined results of operations of Seller for the periods covered by such financial statement; provided, however, that Newco acknowledges that, prior to the filing or distribution of any public or private equity or debt offering document which includes historical financial statements of the Seller for any period ended or ending at or prior to December 31, 1998 ("Historical Financial Statements"), the Seller may, upon the advice of its independent accountants, Delloite & Touche, revise and reissue, or cooperate in the revision and reissuance of, any such Historical Financial Statements to make appropriate revisions to comply with Regulation S-X and to modify the footnote description of Other Assets, provided that such changes do not change the amounts recorded in the Balance Sheets, Statements of Operations, or Statements of Cash Flows and that such changes do not change the amortization lives assigned to assets. The Seller further agrees to work with Deloitte & Touche to obtain from that firm unqualified audit opinions on such revised and reissued Historical Financial Statements and to obtain the agreement of such firm to consent to the inclusion of their unqualified opinions on the revised and reissued Historical Financial Statements in any filings with the United States Securities and Exchange Commission or other body in connection with which such consents are required.

                 (c)  Except as set forth on Schedule 3.05(c), there are no
                                             ----------------
material Liabilities of Seller required by GAAP to be included on a balance sheet or the notes thereto other than: (i) any Liability accrued as a Liability on Seller Balance Sheet; (ii) Liabilities specifically disclosed and identified as such in the schedules to this Agreement; (iii) Liabilities incurred since the date of the Seller Balance Sheet in the ordinary course of business and (iv) Liabilities that do not, and will not, individually or in the aggregate, have a Material Adverse Effect.

          3.06.  Absence of Certain Changes.  Except as set forth on
                 --------------------------
Schedule 3.06, between the date of the Seller Balance Sheet and the date of
-------------
execution of this Agreement, (a) the Business has been conducted in the ordinary course consistent with past custom and practice, (b) there has not been any event, occurrence, development or state of circumstances or facts or change in the Transferred Assets or the Business (including any damage, destruction or other casualty loss, but excluding any event, occurrence, development or state of circumstances or facts or change resulting from changes in general economic conditions) affecting the Business or any Transferred Assets that has had or that may be reasonably expected to have, either alone or together with all such events, occurrences, developments, states of circumstances or facts or changes, a Material Adverse Effect, (c) there has not been any material change by Seller in its accounting principles, methods or practices or in the manner in which it keeps its books and records or any material change by Seller of its current practices with regards to inventory, sales, receivables, payables or accrued expenses which would affect the timing of collection of receivables or the payment of payables (provided, however, that Newco acknowledges that, prior to the filing or distribution of any public or private equity or debt offering document which includes Historical Financial Statements, the Seller may, upon the advice of its independent accountants, Deloitte & Touche, revise and reissue, or cooperate in the revision and reissuance of, any such Historical Financial Statements to make appropriate revisions to comply with Regulation S-X and to modify the footnote description of Other Assets, provided that such changes do not change the amounts recorded in the Balance Sheets, Statements of Operations, or Statements of Cash Flows and that such changes do not change the amortization lives assigned to assets) and (d) Seller has not taken any of the actions set forth in or required to be disclosed pursuant to Section 5.01(b).

          3.07.  Properties; Leases; Tangible Assets.
                 -----------------------------------

                 (a) Seller has a good, valid title to or, in the case of the Leased Real Properties (as defined below) or properties held under license, a good and valid leasehold or license interest in, all of its properties, including all such properties (real, personal or mixed, tangible or intangible (including the Intellectual Property Rights)) reflected in the Seller Balance Sheet, except those properties disposed of in the ordinary course of business after the date thereof. Disclosed on Schedule 3.07(a) is the address and legal
                                      ----------------
description of each parcel of real property (other than real property that is an Excluded Asset) owned by Seller. Except as disclosed in Schedule 3.07(a),
                                                            ----------------
Seller holds title to each such property and asset free and clear of all Liens, adverse claims, easements, rights of way, servitudes, or any other rights of others or other adverse interests of any kind, including leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements (collectively, "Encumbrances"), except Permitted Liens.

                 (b)  Except as set forth on Schedule 3.07(b), all tangible
                                             ----------------
properties and assets (other than inventory) included in the Transferred Assets are in all material respects structurally sound and are in good operating condition and repair (other than normal wear and tear) and are adequate for the uses to which they are put.

                 (c)  Schedule 3.07(c) sets forth all personal property leases
                      ----------------
to which Seller is a party or by which either Seller is bound involving annual lease payments of in excess of $1,600,000 and all real property leases (such
Schedule 3.07(c) describing separately those leases relating to real property
----------------
(the "Leased Real Property") and indicating where appropriate those leases that have been recorded for tax, protection of title or interest, or other purposes) entered into by Seller (collectively, the "Leases"). With respect to the Leases, except as disclosed in Schedule 3.07(c), there exists no default by
                               ----------------
Seller or, to the knowledge of Seller, any default beyond any applicable grace, cure or notice periods by any third party thereunder, except for defaults which could not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in Schedule 3.07(c), each Lease is a legal, valid
                       ----------------
and binding obligation of Seller, and, to the best knowledge of Seller, each other party thereto, enforceable against each such party thereto in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity. Assuming that the necessary Required Contractual Consents (as defined in Section 3.11(b)) are obtained, the transfer of the Transferred Assets contemplated by this Agreement will not result in any default, penalty or modification to any Lease, except for defaults, penalties or modifications that would not, individually or in the aggregate, have a Material Adverse Effect.

          3.08.  Sufficiency of and Title to the Transferred Assets.  Upon
                 --------------------------------------------------
consummation of the transactions contemplated by this Agreement, Seller will have sold, assigned, transferred and conveyed to Newco all of the Transferred Assets, free and clear of all Liens (other than Permitted Liens securing Assumed Liabilities). The Transferred Assets include all of the assets and properties of Seller (other than the Excluded Assets) used or employed by Seller in the ordinary course of operating the Business consistent with past practice as of the date of and as reflected on the Seller Balance Sheet and will include all of the assets and properties of Seller (other than the Excluded Assets) used or employed by Seller in the ordinary course of operating the Business consistent with past practice as of the Closing Date. Except as disclosed on Schedule 3.08, there are no facilities, assets or properties
             -------------
included within the Transferred Assets that are used by any Person for purposes other than the operation of the Business.

          3.09.  Litigation.  Except as disclosed in Schedule 3.09, (i) there
                 ----------                          -------------
are no actions, suits, hearings, arbitrations, proceedings (public or private) or, to the knowledge of Seller, governmental investigations, that have been brought by or against any Governmental Authority or any other Person (collectively, "Proceedings") pending or, to the knowledge of Seller, threatened, against Seller, the Business or any of the Transferred
Assets, which, if adversely determined, could have a Material Adverse Effect or which seek to enjoin or rescind the transactions contemplated by this Agreement or otherwise seek to prevent Seller from complying with the terms and provisions of this Agreement; and (ii) to the knowledge of Seller, there are no existing orders, judgments or decrees of any Governmental Authority directly affecting any of the Transferred Assets or the Business.

          3.10.  Contracts.
                 ---------

                 (a)  Schedule 3.10(a) sets forth a complete list of all
                      ----------------
existing Contracts of Seller that are material to Seller, including without limitation the following (collectively with the Leases and the Employment Agreements, the "Scheduled Contracts"):

                      (i) each Contract between Seller and (A) each present or former director, officer or other member of management or other personnel of Seller, the dollar volume of which exceeds $50,000 on an annual basis, (B) any supplier of services or products to the Business whose dollar volume of sales to Seller exceeded in 1997, and (C) any Person in which the aggregate payments made to Seller under such Contract exceeded in 1997 $50,000 (excluding for the purposes of clauses (B) and (C) purchase orders or sales orders entered into in the ordinary course of business);

                      (ii) each other agreement or arrangement of Seller that requires the payment or incurrence of Liabilities, or the rendering of services, by Seller, subsequent to the date of this Agreement, of more than $100,000;

                      (iii) all Contracts relating to, and evidences of or guarantees of, or providing security for, the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset) the purchase price of which exceeds $100,000;

                      (iv) all material partnership, joint venture or other similar Contracts, arrangements or agreements;

                      (v) all material license, sale, distribution, commission, marketing, agent, franchise, technical assistance or similar agreements relating to or providing for the marketing and/or sale of the products or services to which Seller is a party or by which Seller is otherwise bound;

                      (vi) each Contract and other agreement with any labor union or association representing any employee;

                      (vii) each Contract and other agreement for the sale of any of its assets or properties or for the grant to any Person of any preferential rights to purchase any of its assets or properties, in each case in an amount exceeding $100,000;

                      (viii) all take or pay or requirements Contracts or agreements or any other Contracts or agreements requiring the Seller to pay regardless of whether products or services are received;

                      (ix) each Contract and other agreement containing covenants pertaining to the right to compete or not compete in any line of business or similarly restricting the ability to conduct business with any Person or in any geographical area;

                      (x) each Contract and other agreement relating to the acquisition by the Seller of any operating business or the capital stock of any other Person; and

                      (xi) all mortgages, indentures, notes, bonds, letters of credit and other agreements relating to the borrowing of money, creation of Liens, any indemnity, or the guarantee of the payment of liabilities or performance of obligations to or by the Seller, to or by any other Person;

provided, however, that the following Contracts shall not be required to be disclosed on Schedule 3.10(a): (A) Contracts with third parties providing
             ----------------
goods or services to Seller which (1) are by their terms terminable by Seller without penalties upon ninety (90) days' notice or less or (2) have remaining annual payments thereunder of less than $50,000, (B) Contracts with customers which provide for (1) monthly payments of less than $10,000 and (2) annual price adjustments of not more than the amount of the annual adjustment of the Consumer Price Index and (3) a remaining term of not more than twenty-four (24) months or (C) purchase orders or sales orders entered into in the ordinary course of business.

                 (b) Seller has made true and correct copies of all such Scheduled Contracts available to Newco. With respect to the Scheduled Contracts, there exists no material default by Seller or, to the knowledge of Seller, any material default or threatened material default by any third party thereunder, that has affected or could reasonably be expected to affect materially and adversely the rights and privileges thereunder of Seller that is a party to the Scheduled Contract or result in any material Liability of Seller. Except as disclosed in Schedule 3.10(b), each Scheduled Contract is a
                                ----------------
legal, valid and binding obligation of Seller, and to the knowledge of Seller, each other party thereto, and is enforceable against each such party thereto in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity. Except as provided in Schedule 3.10(b), assuming that the necessary Required Contractual
            ----------------
Consents are obtained, the transfer of the Transferred Assets contemplated by this Agreement will not result in any default, penalty or modification to any Scheduled Contract, except for defaults, penalties or modifications that would not, individually or in the aggregate, have a Material Adverse Effect.

          3.11.  Permits; Required Consents.
                 --------------------------

                 (a)  Schedule 3.11(a) sets forth all approvals,
                      ----------------
authorizations, certificates, consents, licenses, orders and permits or other similar authorizations of all Governmental Authorities (and all other Persons), other than those relating to Environmental Laws (which are the subject of Section 3.17), necessary under Applicable Law for the ownership or operation of the Transferred Assets or the Business in substantially the same manner as operated on the date of the Seller Balance Sheet and the date hereof and as of the Closing Date (the "Permits") except for those the absence of which would not individually or in the aggregate have a Material Adverse Effect.

                 (b)  Schedule 3.11(b) lists (i) each governmental or other
                      ----------------
registration, filing, application, notice, transfer, consent, approval, order, qualification and waiver (each, a "Required Governmental Approval"), other than those relating to Environmental Laws (which are the subject of Section 3.17), required under Applicable Law to be obtained by Seller by virtue of the execution and delivery of this Agreement or the consummation of the trans-actions contemplated hereby to avoid the loss of any material Permit, and
(ii) each Scheduled Contract with respect to which the consent of the other party or parties thereto must be obtained by Seller by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to avoid the invalidity of the transfer of such Scheduled Contract, the termination thereof or a material breach or default or acceleration thereunder (each, a "Required Contractual Consent" and collectively with the Required Governmental Approvals, the "Required Consents"). Except as set forth in Schedule 3.11(b), to the knowledge of
                                    ----------------
Seller, each Permit is valid and in full force and effect in all material respects and, assuming the related Required Consents have been obtained prior to the Closing Date, are or will be transferable by Seller, and assuming the related Required Consents have been obtained prior to the Closing Date, none of the Permits will be terminated or become terminable or impaired in any material respect as a result of the transactions contemplated hereby.

          3.12.  Compliance with Applicable Laws.  Except as set forth in
                 -------------------------------
Schedule 3.12, and except for violations or infringements of Applicable Law
-------------
that do not individually or in the aggregate have a Material Adverse Effect, Seller is currently in compliance with, and the operation of the Business and condition of the Transferred Assets during the past two (2) years have not violated or infringed, any Applicable Law; provided, however, that this
Section 3.12 shall not be deemed to address compliance with Environmental Laws, which are the subject of Section 3.17.

          3.13.  Employment Agreements; Change in Control; and Employee
                 ------------------------------------------------------
Benefits.
--------

                 (a)  Except as set forth on Schedule 3.13(a), there are no
                                             ----------------
employment, consulting, severance pay, continuation pay, termination pay or indemnification agreements or other similar agreements (collectively, "Employment Agreements") between Seller, on the one hand, and any current or former stockholder, officer, director, employee or Affiliate of Seller or any of its respective Affiliates or any consultant or agent of Seller, on the other hand, that are currently in effect. Except as set forth on Schedule 3.13(a),
                                                            ----------------
there are no Employment Agreements or any other similar agreements to which Seller is a party under which the transactions contemplated by this Agreement
(i) will require any payment by Seller, or any consent or waiver from any stockholder, officer, director, employee or Affiliate of Seller or any of their respective Affiliates or any consultant or agent of Seller or (ii) will result in any material adverse change in the nature of any rights of any stockholder, officer, director, employee or Affiliate of Seller or any of their respective Affiliates or any consultant or agent of Seller under any such Employment Agreement or other similar agreement.

                 (b) Schedule 3.13(b) sets forth all Benefit Plans of Seller. Seller has made true and correct copies of all governing instruments and related agreements pertaining to such Benefit Plans available to Newco.

                 (c) With respect to any Employee Pension Benefit Plan maintained by Seller or any of its ERISA Affiliates, there have within the last two years been no reportable events under ERISA Section 4043 with respect to which the 30 day reporting requirement has not been waived and no such plan has been terminated or is reasonably expected to be terminated under ERISA Section 4041(c) or 4042 and, with respect to any Employee Pension Benefit Plan assumed by Newco in accordance with Section 7.04(a), there is no liability under Title IV of ERISA other than for premiums due in the future to the PBGC.

                 (d) Neither Seller nor any of its ERISA Affiliates has within the last two years incurred or reasonably expects to incur any withdrawal liability to any Multiemployer Plan which is a pension plan within the meaning of ERISA Section 3(2).

                 (e)  Except pursuant to the Benefit Plans listed in
Schedule 3.13(e), no individual shall accrue or receive additional benefits,
----------------
service or accelerated rights to payments of benefits under any Benefit Plan, including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a direct result of the transactions contemplated by this Agreement.

                 (f) No Employee Benefit Plan has participated in, engaged in or been a party to any non-exempt Prohibited Transaction, and Seller nor any of Seller's Affiliates or ERISA Affiliates has had asserted against it any claim for taxes under Chapter 43 of Subtitle A of the Code and Section 5000 of the Code, or for penalties under ERISA Section 502(c), (i) or (l), with respect to any Employee Benefit Plan nor, to the knowledge of Seller, is there a material basis for any such claim. No officer, director or employee of Seller has committed a material breach of any responsibility or obligation imposed upon fiduciaries by Title I of ERISA with respect to any Employee Benefit Plan.

                 (g)  Except as set forth in Schedule 3.13(g), other than
                                             ----------------
routine claims for benefits, there is no claim pending, or to the knowledge of Seller, threatened, involving any Benefit Plan by any Person against such Benefit Plan, Seller or its Affiliates and ERISA Affiliates. There is no pending, or to the knowledge of Seller, threatened, proceeding involving any Employee Benefit Plan before the IRS, the United States Department of Labor or any other Governmental Authority.

                 (h) There is no material violation of any reporting or disclosure requirement imposed by ERISA or the Code with respect to any Benefit Plan.

                 (i) Each Benefit Plan has at all times prior hereto been maintained in all material respects, by its terms and in operation, in accordance with ERISA, the Code, and any other applicable law. Each Employee Benefit Plan which is intended to be a "qualified plan" under Code
Section 401(a) has received a favorable determination letter from the Internal Revenue Service that it is qualified and Seller is not aware of any facts or circumstances which could result in any Employee Benefit Plan losing its qualified status. Seller, its Affiliates and ERISA Affiliates have made full and timely payment of all amounts required to be contributed under the terms of each Benefit Plan and Applicable Law or required to be paid as expenses under such Benefit Plan, and Seller and its Affiliates and ERISA Affiliates shall continue to do so through the Closing.

                 (j) With respect to any Group Health Plans maintained by Seller or Seller's Affiliates or ERISA Affiliates, whether or not for the benefit of the employees of Seller, its Affiliates or its ERISA Affiliates, Seller and, to its knowledge its Affiliates and ERISA Affiliates, have complied in all material respects with the provisions of Part 6 of Title I of ERISA and 4980B of the Code and with the provisions of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). Except as set forth in
Schedule 3.13(j), neither Seller nor any of Seller's Affiliates or ERISA
         -------
Affiliates is obligated to provide health care benefits of any kind to its retired employees pursuant to any Employee Benefit Plan, including without limitation any Group Health Plan, or pursuant to any agreement or understanding, other than as required by applicable law. The Accumulated Postretirement Benefit Obligation, within the meaning of FAS 106, for the postretirement benefits set forth on Schedule 3.13(j) does not exceed
$28 million as reported in the Valuation of Postretirement Benefits Other Than Pensions as of January 1, 1998, and based on the assumptions included therein.

                 (k) Seller has made available to Newco a copy of (i) the most recently filed Federal Form 5500 series and accountant's opinion, if applicable, for each Employee Benefit Plan, (ii) the most recent IRS determination letter obtained with respect to each Benefit Plan intended to be qualified under Section 401(a) of the Code or exempt under Section 501(a) of the Code, and (iii) the most recently prepared financial statements of each Benefit Plan.

                 (l) The actual cost of all liabilities known by Seller as of the date hereof with respect to workers compensation claims of employees incurred prior to the Closing Date will not exceed the amounts reserved therefor on the Seller Balance Sheet.

          3.14.  Labor and Employment Matters.
                 ----------------------------

                 (a)  Except as set forth on Schedule 3.14(a), as of the date
                                             ----------------
of this Agreement, no collective bargaining agreement exists that is binding on Seller and, except as described on Schedule 3.14(a), no petition has been
                                      ----------------
filed or proceedings instituted by an employee or group of employees of Seller with any labor relations board seeking recognition of a bargaining representative at any time subsequent to January 1, 1997. Schedule 3.14(a)
                                                           ----------------
describes each organizational effort currently being made or threatened by or on behalf of any labor union to organize any employees of Seller.

                 (b)  Except as set forth on Schedule 3.14(b), as of the date
                                             ----------------
of this Agreement, (i) there is no labor strike, slow down or stoppage pending or, to the knowledge of Seller, threatened, against or directly affecting Seller; (ii) no grievance or arbitration proceeding arising out of or under any collective bargaining agreement of Seller is pending and (iii) neither Seller nor any Affiliate of Seller has received any notice or has any knowledge of any threatened labor or employment dispute, controversy or grievance or any other unfair labor practice proceeding or breach of contract claim or action with respect to claims of, or obligations to, any employee or group of employees of Seller. During the two years preceding the date of this Agreement, all notices to employees required under any law or collective bargaining agreement have been given, and all bargaining obligations with any employee representative have been satisfied in all material respects. During the two years preceding the date of this Agreement, Seller has not implemented any plant closing or mass layoff of employees as those terms are defined in the Worker Adjustment Retraining and Notification ("WARN") Act, as amended, or any similar state or local law or regulation, and no layoffs that could implicate such laws or regulations will be implemented prior to the Closing without advance notification to Newco.

          3.15.  Intellectual Property.
                 ---------------------

                 (a)  Schedule 3.15(a) sets forth a complete and correct list
                      ----------------
of each patent, patent application and docketed invention, chip design, mask work, registration, application for registration and material unregistered, trademark, trade name, copyright, servicemark, brand mark or brand name included among the Intellectual Property Rights and each material license or licensing agreement for any of the Intellectual Property Rights held by Seller.

                 (b)  Except as disclosed in Schedule 3.15(b), Seller is not
                                            ----------------
and has not, during the three years preceding the date of this Agreement, been a party to any Proceeding, nor to the knowledge of Seller is any Proceeding threatened, as to which there is a reasonable likelihood of a determination materially adverse to Seller that involved or may involve a claim of mis-appropriation or infringement made by any Person (including any Governmental Authority) against Seller or any claim contesting the validity, enforceability, use or ownership of any of the Intellectual Property Rights. Except as disclosed in Schedule 3.15(b), no Intellectual Property Right is subject to
             ----------------
any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by Seller, or restricting the licensing thereof by Seller to any Person. To the knowledge of Seller, the use of such Intellectual Property Rights and the operation of the Business as currently operated does not conflict with, infringe upon or violate any patent, patent application, docketed invention, trademark, trade name, trademark or trade name registration or application, copyright, copyright registration or application for copyright registration, service mark, brand or brand name or any pending application relating thereto, or any trade secret, know-how, programs or processes, license or licensing arrangement for any of the foregoing or any similar rights, of any Person except where such infringement or violation would not have a Material Adverse Effect.

                 (c)  Except as set forth in Schedule 3.15(c), Seller either
                                             ----------------
owns the entire right, title and interest in, to and under, free and clear of any Liens (other than Permitted Liens), or has a lawful right to use the Intellectual Property Rights, and the Intellectual Property Rights comprise all the inventions, processes, computer programs, know-how, formulae, trade secrets, patents, chip designs, mask works, trademarks, service marks, trade names, brand names, copyrights and other intellectual property rights which are necessary for the conduct of the Business by Seller in the manner that such Business has heretofore been conducted except where the absence of rights would not have a Material Adverse Effect.

                 (d)  Except as set forth in Schedule 3.15(d), the Seller has
                                             ----------------
no knowledge that, during the past two years, any Person has infringed or misappropriated any of the Intellectual Property Rights.

                 (e) Seller is not aware of any facts which would lead it to believe that it will incur costs or expenses relating to or arising from the inability of Seller's computer systems or software to appropriately interpret dates in the twenty first century, except for any of the foregoing which would not, individually or in the aggregate, have a Material Adverse Effect.

          3.16.  Advisory Fees.  Except for Goldman, Sachs & Co., PaineWebber
                 -------------
Incorporated and Cybus Capital Markets, there is no investment banker, broker, finder or other intermediary orfinancial advisor that has been retained by or is authorized to act on behalf of Seller who might be entitled to any fee, commission or reimbursement of expenses from Newco or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

          3.17.  Environmental Compliance.
                 ------------------------

                 (a)  Except as disclosed in Schedule 3.17(a) and except where
                                             ----------------
the failure to obtain approvals would not have a Material Adverse Effect, Seller has obtained all approvals, authorizations, certificates, consents, licenses, orders and permits or other similar authorizations of all Governmental Authorities, or from any other Person, that are required under any Environmental Law for the ownership or operation of the Transferred Assets or the Business.

                 (b)  Except as disclosed in Schedule 3.17(b) and except where
                                             ----------------
non-compliance would not have a Material Adverse Effect, for periods following the acquisition of all of the outstanding capital stock of Seller by the Shareholders, Seller has complied with and is in compliance with all Environmental Laws and all terms and conditions of all approvals, authorizations, certificates, consents, licenses, orders and permits or other similar authorizations of all Governmental Authorities (and all other Persons) required under all Environmental Laws for the ownership and operation of the Business or that relate to the Transferred Assets, and is also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws.

                 (c)  Except as described in Schedule 3.17(c), except for
                                             ----------------
matters that have been fully settled and resolved and except for notices the subject of which would not have a Material Adverse Effect, Seller has received no notice of violation of or liability (contingent or otherwise) under any Environmental Law arising out of past facts, events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans relating to or in any way affecting Seller, the Business or the Transferred Assets.

                 (d)  Except as disclosed in Schedule 3.17(d), except for
                                             ----------------
matters that have been fully settled and resolved and except for matters that would not have a Material Adverse Effect, to Seller's knowledge, there are no past or present facts, events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans relating to or in any way affecting Seller, any of its predecessors or Affiliates, the Business or the Transferred Assets that would interfere with or prevent continued compliance with any Environmental Law by Newco after the Closing, or that would give rise to any Environmental Liability, or otherwise form the basis of any claim, action, demand, suit, Proceeding (as defined below), hearing, study or investigation (i) under any Environmental Law, (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), on-site or off-site disposal, transport or handling, r the emission, discharge, release or threatened release of any Hazardous ubstance, or (iii) resulting from exposure to workplace hazards.

          3.18.  Insurance.  Schedule 3.18 sets forth a complete and correct
                 ---------   -------------
list of all known insurance policies currently in force with respect to the Business or relating to the Transferred Assets or Assumed Liabilities (the "Insurance Policies"), including all known "occurrence based" liability policies regardless of the periods to which they relate. Each
Insurance Policy issued in the name of Seller and which covers only liabilities arising with respect to the business of Seller is denoted by an asterisk (*) on
Schedule 3.18 (the "Seller Insurance Policies"). The Seller Insurance Policies are valid and enforceable in accordance with their terms in all material respects and are in full force and effect. All of such Seller Insurance Policies have been issued by insurance companies actively engaged in the insurance business. The Seller is not in material default with respect to any provision contained in any such Seller Insurance Policy and has not failed to give any notice or present any claim under any such Seller Insurance Policy in due and timely fashion. Except for claims disclosed on Schedule 3.18, there
                                                        -------------
are no outstanding unpaid claims under any Insurance Policy which have gone unpaid for more than forty-five (45) days or as to which the carrier has disclaimed liability. All known claims or circumstances likely to give rise to any claims, if any, against the Seller have been disclosed and tendered to the appropriate insurance companies and are being defended by such appropriate insurance companies in accordance with the policy terms and limits.

          3.19.  Tax Matters.
                 -----------

          Except as set forth on Schedule 3.19:
                                 -------------

                 (a) Seller has no material liability for unpaid Taxes other than Taxes that are not yet due and payable. Seller has filed all material Tax Returns that it was required to file on or prior to the date hereof, and all such Tax Returns were correct and complete in all material respects when filed.

                 (b) There are no Liens for Taxes other than Liens for current Taxes not yet due and payable on the Transferred Assets or which are being contested in good faith or any Liens for Taxes owed with respect to the Excluded Assets.

                 (c) All Taxes and other amounts that are required to be collected or withheld by Seller prior to the date hereof have been duly collected or withheld and all such amounts that are required to be remitted to any taxing authority have been duly remitted.

                 (d) None of the Transferred Assets is property that is required to be treated as owned by any other Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954 as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986 and none of the Transferred Assets is "tax exempt use property" within the meaning of Section 168(h) of the Code.

                 (e) Seller currently is not the beneficiary of any extension of time within which to file any Tax Return, other than any combined, consolidated, unitary or similar Tax Return in which Seller is includible. Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, other than with respect to any Tax imposed in connection with a combined, consolidated, unitary or similar Tax Return.

                 (f) There is no dispute or claim concerning any Tax liability of Seller, other than with respect to any Tax imposed in connection with a combined, consolidated, unitary or similar Tax Return, either (i) claimed or raised by any authority in writing or (ii) as to which any of Seller's directors, officers or other employees responsible for Tax matters has knowledge.

                 (g) Seller has not filed a consent under Code S341(f) concerning collapsible corporations.

                 (h) Seller is not a party to any Tax allocation or sharing agreement.

                 (i) MLM Corporation, a California corporation ("MLM"), prior to its merger with and into Seller, was not a member of an affiliated group filing a consolidated federal income Tax Return (other than a group which included Seller) and had no liability for any Taxes of any Person (other than Seller) as a transferee or successor.

                 (j) All Taxes (other than income Taxes) incurred by Seller or MLM on or prior to December 31, 1997 that are required by GAAP to be included on a balance sheet as of December 31, 1997 are reflected on the Seller Balance Sheet; and all Taxes (other than income Taxes) incurred by Seller or MLM after December 31, 1997 and prior to the Closing Date that are required by GAAP to be included on a balance sheet as of the Closing Date will be reflected on the Statement of Working Capital.

          3.20.  Investment Representations.
                 --------------------------

                 (a) The Newco Exchangeable Preferred Stock, the Newco Junior Preferred Stock, the Newco Common Stock, the Newco Class B Common Stock and the Newco Note (collectively the "Newco Securities") will be acquired by Seller for its own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof, other than as contemplated by the Stock Sale Agreement or pursuant to a valid exemption from the registration requirements of the Securities Act of 1933 (the "Securities Act").

                 (b) Seller understands that the Newco Securities will not be registered under the Securities Act on the ground that the issuance of the Newco Securities provided for in this Agreement is exempt from registration under of the Securities Act, and that the reliance of Newco on such exemption is predicated in part on Seller's representations set forth in this Agreement.

                 (c) Seller acknowledges that it is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of its investment pursuant to this Agreement.

                 (d) Seller understands that the Newco Securities being purchased hereunder are restricted securities within the meaning of Rule 144 under the Securities Act and that the Newco Securities are not registered and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.

                 (e)  It is understood that each certificate representing
(a) the Newco Securities and (b) any other securities issued in respect of the Newco Securities upon any stock split, stock dividend, recapitalization, merger or similar event (unless no longer required in the opinion of counsel for Newco) shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend that may now or hereafter be required by applicable state law):

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

          The legend set forth above shall be removed by Newco from any certificate evidencing the Newco Securities upon delivery to Newco of an opinion of counsel, reasonably satisfactory to Newco, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which Newco issued the Newco Securities.

          3.21.  Transactions with Affiliates.  Other than the HSTC Sugar
                 ----------------------------
Contract and Intercompany Liabilities, except as set forth on Schedule 3.21,
                                                              -------------
no director, officer, Shareholder or Affiliate of the Seller or of such director, officer or Shareholder has, since the date of the Seller Balance
Sheet: (a) borrowed money from or loaned money to the Seller which remains outstanding; (b) had any contractual or other claim, express or implied, of any kind whatsoever against the Seller; (c) owned any interest in any property or assets (tangible or intangible) used or useful by the Seller in the Business;
(d) engaged in any other transaction with the Seller or (e) owned, directly or indirectly, any interest in (except not more than two percent (2%) stock-holdings for investment purposes in securities of publicly held and traded companies), or served as an officer, director, employee or consultant of or otherwise receives remuneration from, any Person which is, or has engaged in business as, a competitor, lessor, lessee, licensor, licensee, customer or supplier of the Seller. Each contract set forth on Schedule 3.21
                                                                -------------
is on terms no less favorable to the Seller party thereto than would otherwise be available in an arm's length transaction with an unaffiliated third party.

          3.22.  Accounts Receivable and Inventory.  All accounts receivable
                 ---------------------------------
reflected on the Seller Balance Sheet, and all accounts receivable arising subsequent to the date of the Seller Balance Sheet, have arisen from bona fide sales transactions in the ordinary course of business of the Seller, and to the knowledge of Seller, there exist no valid, material set-offs or counterclaims with respect thereto except for those created in the ordinary course of business. All items included in the inventory of Seller are the property of the Seller, free and clear of any Lien (other than Permitted Liens), and are not held by the Seller on consignment from others.

          3.23.  Substantial Customers and Suppliers.  Schedule 3.23 lists the
                 -----------------------------------   -------------
ten (10) largest customers of the Seller, on the basis of revenues for goods sold or services provided for the most recently-completed fiscal year.
Schedule 3.23 lists the five (5) largest suppliers of the Seller, on the basis
-------------
of cost of goods or services purchased for the most recently-completed fiscal year. Except as disclosed in Schedule 3.23, no such customer or supplier
                              -------------
(i) has ceased or materially reduced its purchases from, use of the services of, sales to or provision of services to the Seller since the Seller Balance Sheet date, or (ii) to the knowledge of the Seller or any Shareholder, notified the Seller in writing of its intent to cease or materially reduce such purchases, use, sales or provision of services after the date hereof.

          3.24.  Disclosure.  Neither this Agreement, nor any Schedule or
                 ----------
Exhibit to this Agreement, contains an untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. All information provided to Newco and its agents by the Seller and its Affiliates or agents is true and correct in all material respects.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF NEWCO

          Newco hereby represents and warrants to Seller and the Shareholders that:

          4.01.  Corporate Existence and Power.
                 -----------------------------

                 (a) Newco is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate power to carry out its business as now conducted. Newco is duly qualified to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary to carry on its business as now conducted, except for those jurisdictions where the failure to be so qualified has not been, and may not reasonably be expected to be, material.

                 (b) Newco does not, directly or indirectly, (a) have any Subsidiariesor (b) own or hold beneficially or of record any shares of capital stock, equity interests or any other securities of any other entity.

          4.02.  Corporate Authorization.  The execution, delivery and
                 -----------------------
performance by Newco of this Agreement and the Related Agreements and the consummation by Newco of the transactions contemplated hereby are within the corporate powers of Newco and have been duly authorized by all necessary corporate action on the part of Newco. This Agreement has been, and the Related Agreements as of the Closing Date will be, duly and validly executed by Newco and constitutes, or will constitute, as applicable, legal, valid and binding agreements of Newco, enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity.

          4.03.  Capital Stock.
                 -------------

                 (a) As of the date of this Agreement, the authorized capital stock of Newco consists of 1000 shares of Newco Common Stock. As of the date of this Agreement, no shares of capital stock or other voting securities of Newco are issued or outstanding. Except as set forth above or as otherwise required by this Agreement, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, stock appreciation rights, profit sharing plans, phantom stock awards, rights, commitments, agreements, arrangements or undertakings of any kind, to which Newco is a party or by which it is bound, obligating Newco to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Newco, or obligating Newco to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

                 (b) The Newco Securities that are being issued by Newco pursuant to this Agreement have been duly authorized for issuance to Seller and, when issued and delivered by Newco pursuant to this Agreement, will be validly issued, fully paid and nonassessable. The issuance of Newco Securities pursuant to the terms of this Agreement will not require registration and/or qualification under the Securities Act or any state securities laws. The Newco Common Stock, Newco Class B Common Stock, Newco Exchangeable Preferred Stock and Newco Junior Preferred Stock to be issued to Seller hereunder, when issued, will have the rights, preferences and privileges set forth in Exhibit A hereto,
                                                              ---------
and the Warrants to be issued to persons that purchase shares of Newco Exchangeable Preferred Stock from Seller pursuant to Section 6.09, when issued, will have the rights, preferences and privileges set forth in Exhibit C hereto.
                                                              ---------

          4.04.  Governmental Authorization.  The execution, delivery and
                 --------------------------
performance by Newco of this Agreement and the Related Agreements require no action by, consent or approval of, or filing with, any Governmental Authority or any other Person other than (i) compliance with any applicable requirements of the HSR Act and Federal and state securities laws or (ii) any actions, consents, approvals or filings otherwise expressly referred to in this Agreement.

          4.05.  Non-Contravention.  The execution, delivery and performance by
                 -----------------
Newco of this Agreement and the Related Agreements do not and will not
(a) contravene or conflict with the Certificate of Incorporation or Bylaws of Newco, (b) assuming compliance with the matters referred to in Section 4.03, contravene or conflict with or constitute a violation of any provision of any Applicable Law binding upon or applicable to Newco or (c) constitute a default under or give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which Newco is entitled under, any contract, commitment, agreement or obligation to which Newco is a party or by which Newco or any of its assets may be bound.

          4.06.  Advisory Fees.  Prior to the Closing Date, except for Goldman,
                 -------------
Sachs & Co., PaineWebber Incorporated and Cybus Capital Markets, there is no investment banker, broker, finder or other intermediary or financial advisor that has been retained by or is authorized to act on behalf of Newco who might be entitled to any fee, commission or reimbursement of expenses from Seller or any of its Affiliates or any of their respective Affiliates upon consummation of the transactions contemplated by this Agreement.

          4.07.  Litigation.  There is no Proceeding pending against, or to the
                 ----------
knowledge of Newco, threatened against or affecting, Newco before any court or arbitrators or any governmental body, agency or official.

          4.08.  Conduct of Newco.  Newco (i) was formed solely to acquire and
                 ----------------
carry on the Business as contemplated in this Agreement, (ii) is not a party to any contract or agreement, whether written or oral, of any nature and does not own any assets, tangible or otherwise, (iii) has no employees and has not conducted any business activities or incurred any obligations prior to the date of this Agreement, and (iv) on the date of this Agreement does not currently conduct any business activities or have any liabilities other than under this Agreement and any other documents contemplated by or entered into in connection with this Agreement.

                                   ARTICLE V

                              COVENANTS OF SELLER

          Seller hereby agrees that:

          5.01.  Conduct of the Business; Distributions.  From the date hereof
                 --------------------------------------
until the Closing Date, Seller shall conduct the Business in the ordinary course consistent with past practice and procedure and shall use its best efforts to preserve intact the business organizations and relationships and goodwill of Seller with third parties and shall use its best efforts to keep available the services of the present officers, employees, agents and other personnel of the Business. Without limiting the generality of this Section 5.01, from the date hereof until the Closing Date:

                 (a)  Seller will:

                      (i) (A) use its commercially reasonable efforts to maintain the Transferred Assets in the ordinary course of business consistent with past practice in good operating order and condition, reasonable wear and tear, damage by fire and other casualty excepted and
     (B) promptly repair, restore or replace any Transferred Assets in the ordinary course of business consistent with past practice;

                      (ii) use its commercially reasonable efforts to comply with all material Applicable Laws;

                      (iii) use its commercially reasonable efforts to obtain, prior to the Closing Date, all Required Consents set forth on
     Schedule 3.11(b);

                      (iv) use its commercially reasonable efforts to be in compliance with, and to maintain the effectiveness of, all Permits; and

                      (v) promptly notify Newco in writing of the occurrence of any material breach by such Seller of any representation or warranty, or any covenant or agreement, contained in this Agreement.

                 (b) except as contemplated by this Agreement, without Newco's prior consent (which consent shall not be unreasonably withheld), Seller will not agree to:

                      (i) purchase or otherwise acquire all or any substan-tial part of the assets of, or capital stock of, any other Person;

                      (ii) except in the ordinary course of business, amend, in any material respect, terminate or renew any Lease of real property other than a renewal pursuant to a renewal option contained in a Lease listed on Schedule 3.07(c);

                      (iii) except in the ordinary course of business, subject to clause (ii) above, sell, assign, lease, license, transfer, abandon, let lapse or otherwise dispose of, or mortgage, pledge or encumber (other than with Permitted Liens), any of its assets (other than Excluded Assets) except pursuant to existing obligations of Seller as set forth in
     Schedule 3.07(a);

                      (iv) amend or modify in any material respect or terminate any Scheduled Contract other than in the ordinary course of business;

                      (v) other than the execution of (or amendment of) purchase orders or sales orders or raw sugar supply contracts entered into or amended in the ordinary course of business, enter into or commit to enter into any Contract which, if in existence on the date hereof, would be required to be set forth in the Schedule 3.10(a)" as a Scheduled
                                        ----------------
     Contract (each, a "Subsequent Material Contract") or, if any
     Subsequent Material Contract shall have been entered into or committed to, amend or modify in any material respect or terminate any such Subsequent Material Contract;

                      (vi) except as contemplated by Section 3.05, make any change in its accounting methods or in the manner of keeping its books and records or any change in its current practices with respect to inventory, sales, receivables, payables or accrued expenses, except as required by changes in GAAP or Applicable Law.

                      (vii) enter into, amend or terminate (a) any employment agreement except in the ordinary course of business or (b) any collective bargaining agreement or adopt, enter into or amend any arrangement which is, or would be, a Benefit Plan or make any change in any actuarial methods or assumptions used in funding any Benefit Plan or in the assumptions or factors used in determining benefit equivalents thereunder;

                      (viii) declare, set aside or pay any distributions of any kind to the Shareholders or holders of its equity interests, or make any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock or other equity interests other than cash distributions to the Shareholders;

                      (ix) make any wage or salary increase or increase any other compensation or bonus payable or to become payable for or to any of its officers, directors, employees, consultants, agents or other representatives, or make any accrual for or commitment or agreement to make or pay the same, other than increases made in the ordinary course of business consistent with past practice;

                      (x) make any payment or commitment to pay any severance or termination pay to any Person or any of its officers, directors, employees, consultants, agents or other representatives, other than payments or commitments to pay such Persons or its officers, directors, employees in the ordinary course of business consistent with past practice;

                      (xi) pay, directly or indirectly, any of its liabilities before the same become due in accordance with its terms otherwise than in the ordinary course of business, except to obtain the benefit of discounts available for early payment; or

                      (xii) make any capital expenditure or commitments for capital expenditures other than in the ordinary course of business consistent with past practice.

          5.02.  Access to Information.  Subject to compliance with Applicable
                 ---------------------
Laws, from the date hereof until the Closing Date, Seller will promptly:
(a) give Newco and its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records relating to the Business and the Transferred Assets upon reasonable prior notice, (b) furnish to Newco its counsel, financial advisors, auditors and other authorized representatives such information relating to the Business or the Transferred Assets as Newco may reasonably request and (c) instruct the directors, officers, employees, counsel, auditors and financial advisors of Seller to cooperate with Newco and its counsel, financial advisors, auditors and other authorized representatives in their investigation of the Business and the Transferred Assets. During such period, subject to prior notice to and approval of Seller (which approval will not be unreasonably withheld), Newco's representatives shall be permitted to make copies of such books and records and other data at Newco's expense.
Newco and its representatives will conduct all inspections pursuant to this
Section 5.02 in a manner which will seek to minimize any disruptions of the business and operations of Seller.

          5.03.  Compliance with Terms of Required Governmental Approvals and
                 ------------------------------------------------------------
Required Contractual Consents.  On and after the Closing Date, Seller shall
-----------------------------
comply at its own expense with all conditions and requirements set forth in
(i) all Required Governmental Approvals as necessary to keep the same in full force and effect assuming continued compliance with the terms thereof by Newco and (ii) all Required Contractual Consents as necessary to keep the same effective and enforceable against the Persons giving such Required Contractual Consents assuming continued compliance with the terms thereof by Newco.

          5.04.  Maintenance of Insurance Policies.
                 ---------------------------------

                 (a)  On and after the date hereof (including after the Closing
Date), Seller shall not unreasonably take or fail to take any action if such action or inaction, as the case may be, would adversely affect the applica-bility of any insurance in effect on the date hereof that covers all or any part of the Transferred Assets or the Business. Notwithstanding the foregoing, Seller shall not have any obligation to make any monetary payment to maintain the effectiveness of any such Insurance Policy after the Closing Date.

                 (b) Seller shall take or cause to be taken all reasonable actions within its power to cause Newco to be the direct or indirect bene-ficiary of, or otherwise gain the benefit of, any occurrence-based Insurance Policies known to such Seller, including, but not limited to, the following:
(i) Seller shall, to the extent permissible by Applicable Law and the terms of the Insurance Policies, take all reasonable actions (but without any additional costs and expenses) necessary to assign the occurrence-based Seller Insurance Policies to Newco on or before the Closing Date, subject to the provisions of this Section 5.04; and (ii) with respect to any occurrence-based Insurance Policy issued in the name of any entity other than Seller or insuring any entity other than Seller and any occurrence-based Seller Insurance Policy that is not assignable to Newco as provided herein, Seller shall take reasonable efforts (but without any additional costs and expenses) to (A) retain and maintain, including after the Closing Date, such occurrence-based Insurance Policy as it applies to occurrences prior to the Closing Date, (B) from time to time and at Newco's request and Newco's expense, Seller shall submit claims and aggressively pursue the benefits under such occurrence-based Insurance Policy with respect to occurrences arising prior to the Closing Date and (C) promptly apply any amounts recovered from any such Insurance Policy to pay such claims and any costs incurred in defending the same, and, to the extent such claim has been asserted against Newco, to indemnify Newco in connection with any and all Damages actually incurred by Newco in connection with such claim, to the extent of the proceeds of the Insurance Policy remaining after payment of such claims and costs.

                 (c) With respect to any Damages incurred by Newco or the Business as a result of an action, suit, hearing, arbitration, proceeding (public or private) or governmental investigation arising from or connected to the operation of the Business, Seller or the Transferred Assets prior to the Closing, such Damages shall be deemed reduced for purposes of Article IX hereof to the extent that amounts are paid to Newco in connection therewith from any Insurance Policy.

                 (d) With respect to any Damages incurred by Seller as a result of an action, suit, hearing, arbitration, proceeding (public or private) or governmental investigation arising from or connected to the operation of the Business or the Transferred Assets prior to the Closing, Seller shall be considered to be a joint beneficiary of any Seller Insurance Policy that has been assigned to Newco covering such Damages to the extent any such Seller Insurance Policy entitles Seller to be a direct or an indirect beneficiary thereof.

          5.05.  Change of Name.  Seller will amend its Articles of
                 --------------
Incorporation within ten (10) Business Days after the Closing Date so as to change its corporate name to a name dissimilar to the name by which the Business of Seller is known, including, "C&H," "C&H Sugar Company" or "California and Hawaiian Sugar Company," and will file as promptly as practicable, but in any event within sixty (60) days after the Closing, in all jurisdictions in which it is qualified to do business, any documents necessary to reflect such change in its corporate name or to terminate its qualification therein.

          5.06.  Administration of Accounts.  All payments and reimbursements
                 --------------------------
made in the ordinary course by any third party in the name of or to any Seller or Affiliate thereof in connection with or arising out of the Transferred Assets, the Business or the Assumed Liabilities after the Closing Date shall be held by Seller or such Affiliate in trust for the benefit of Newco and, immediately upon receipt by Seller or any such Affiliate of any such payment or reimbursement, Seller shall pay, or cause to be paid, over to Newco as soon as practicable the amount of such payment or reimbursement without right of set off.

          5.07.  Notice of Events.  The Seller and each Shareholder with
                 ----------------
knowledge thereof shall promptly notify Newco of (a) any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement, (b) any event, occurrence, transaction or other item which would have been required to have been disclosed on any Schedule or statement delivered hereunder had such event, occurrence, transaction or item existed on the date hereof, other than items arising in the ordinary course of business which would not render any representation or warranty of the Seller or the Shareholders materially misleading.

          5.08.  Bulk Sale Filings.  The Seller shall timely make all required
                 -----------------
filings under all applicable state bulk sales notification statutes and regulations in connection with the sale of the Transferred Assets to Newco.

          5.09.  Exclusivity.  Until the earlier occurs of the Closing or the
                 -----------
termination of this Agreement, none of the Seller, the Shareholders nor any of their respective directors, officers, employees, agents, representatives, members or Affiliates shall initiate, solicit, entertain, negotiate, accept or discuss, directly or indirectly, or encourage inquiries or proposals
(each, an "Acquisition Proposal") with respect to, or furnish any information relating to or participate in any negotiations or discussions concerning, or enter into any agreement with respect to, any acquisition or purchase of all or a substantial portion of the assets of, or of a substantial equity interest in, the Business or any business combination with the Seller or any reorganizations, dissolution, recapitalization, merger or consolidation of the Seller other than as contemplated by this Agreement (a "Third Party
                                                            -----------
Acquisition").  The Seller shall, and shall cause each of their respective
-----------
Affiliates to, immediately cease and cause to be terminated any existing activities, including discussions or negotiations with any parties, conducted prior to the date hereof with respect to any Acquisition Proposal. Each of the Seller and Shareholders represent that it is not a party to or bound by any agreement with respect to an Acquisition Proposal other than under this Agreement. Each of the Seller and the Shareholders shall cause its officers, directors, agents and advisors to comply with the provisions of this
Section 5.09.

          5.10.  Confidentiality.
                 ---------------

                 (a) For a period of two (2) years following the Closing, Seller will, and will cause its Affiliates and representatives to, treat any data and information obtained with respect to CVC or any of its Affiliates from any representative, officer, director or employee of CVC, or from any books or records of CVC in connection with this Agreement, confidentially and with commercially reasonable care and discretion, and will not disclose any such information to third parties; provided, however, that the foregoing shall not apply to (i) information in the public domain or that becomes public through disclosure by any party other than Seller, or its Affiliates or representatives, so long as such other party is not in breach of a confidentiality obligation, (ii) information regarding CVC required to be disclosed by Applicable Law, (iii) with CVC's consent (which shall not be unreasonably withheld), information required to be disclosed, on a confidential basis, whenever possible, to obtain any Required Consents; or (iv) with CVC's consent (which shall not be unreasonably withheld), any information regarding CVC that is disclosed, on a confidential basis, whenever possible, by Seller or its Affiliates to any of their actual or prospective lenders or investors in connection with financing the transactions contemplated by this Agreement or in connection with future financings.

                 (b) In the event that the Closing fails to take place and this Agreement is terminated, Seller, upon the written request of CVC and at CVC's request, will, and will cause its Affiliates and representatives to, promptly deliver to CVC any and all documents or other materials furnished by CVC to Seller in connection with this Agreement without retaining any copy thereof and without using any confidential information of CVC to solicit any customers of CVC. In the event of such request, all other documents, whether analyses, compilations or studies, that contain or otherwise reflect the information furnished by CVC to Seller shall be destroyed by Seller or shall be returned to CVC, and Seller shall confirm to CVC in writing that all such materials have been returned or destroyed. No failure or delay by CVC in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

          5.11.  Non-Competition.
                 ---------------

                 (a) For a period of three years following the Closing Date, neither Seller, the Shareholders nor their respective Affiliates shall solicit Newco employees for employment in the business of sugar refining or marketing. In addition, for a period of three years following the Closing Date, neither Seller, the Shareholders nor their respective Affiliates shall hire or employ any of the Seller Key Employees for positions in the business of sugar refining or marketing.

                 (b) For the period from the Closing Date through June 4, 2003 (the "Non-Compete Period"), neither Seller, the Shareholders nor their respective Affiliates shall (i) build any new sugar refinery or add refining capacity to its existing sugar factory (which shall not prohibit ABHI from performing improvements and upgrades at its existing sugar factory so long as neither Seller, the Shareholders nor their respective Affiliates produce sugar at the factory during such Non-Compete Period having whole color less than 1150 ICUMSA or having polarity greater than 99.5 percent); (ii) sell or license, for use other than in connection with the sale of ABHI raw sugar, any existing brand names or trademarks relating to the ABHI raw sugar business, or (iii) sell in the aggregate more than 10,000 tons of raw or refined sugar per annum to any Person other than HSTC or Newco. As remedy for breach of clause (iii) of this subsection (b), Seller or the Shareholders shall pay liquidated damages equal to the number of tons of raw or refined sugar exceeding 10,000 sold by Seller or the Shareholders to persons other than HSTC or Newco in any twelve month period multiplied by $25 per ton.

          5.12.  Specific Performance.  The parties hereto recognize and agree
                 --------------------
that in the event of a breach by Seller of Sections 5.10 and 5.11, money damages would not be an adequate remedy to CVC for such breach and, even if money damages were adequate, it would be impossible to ascertain or measure with any degree of accuracy the damages sustained by CVC therefrom. Accordingly, if there should be a breach or threatened breach by Seller of provisions of Sections 5.10 or 5.11, CVC shall be entitled to an injunction restraining Seller from any breach without showing or proving actual damage sustained by CVC. Nothing in the preceding sentence shall limit or otherwise affect any remedies that CVC may otherwise have under Applicable Law.

          5.13.  Termination of Intercompany Arrangements.  Seller shall cause
                 ----------------------------------------
all contracts, agreements and arrangements between Seller, on the one hand, and A&B, the Shareholders or any Affiliate of A&B, on the other hand, to be terminated effective as of the Closing Date; provided, however, that this
Section 5.13 shall not apply to any agreement or covenant contained in this Agreement or any contract or agreement entered into between Newco, on the one hand, and A&B, the Shareholders or any Affiliate of A&B, on the other hand, in connection with the consummation of the transactions contemplated hereby; and provided, further, however, that this Section 5.13 shall not require the termination of, or amendment of, (i) any contract or agreement in effect between Seller and HSTC or (ii) that certain Transfer Pricing Agreement dated as of December 21, 1998 between ABHI. and Seller, which is being assigned by Seller to Newco pursuant to this Agreement.

                                   ARTICLE VI

                               COVENANTS OF NEWCO

          6.01.  Access to Information.  Subject to compliance with Applicable
                 ---------------------
Laws, after the Closing Date, Newco will promptly: (a) give Seller and its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records relating to the Business and the Transferred Assets (in each case for any periods prior to the Closing Date) upon reasonable prior notice,
(b) furnish to Seller, its counsel, financial advisors, auditors and other authorized representatives such information relating to the Business or the Transferred Assets (in each case for any periods prior to the Closing Date) as Seller may reasonably request and (c) instruct the directors, officers, employees, counsel, auditors and financial advisors of Newco to cooperate with Seller and its counsel, financial advisors, auditors and other authorized representatives in their preparation of all necessary certificates or similar documents required to be prepared and delivered by Seller to Newco by this Agreement.

          6.02.  Compliance with Terms of Required Governmental Approvals and
                 ------------------------------------------------------------
Required Contractual Consents.  On and after the Closing Date, Newco shall
-----------------------------
comply at its own expense with all conditions and requirements set forth in
(i) all Required Governmental Approvals as necessary to keep the same in full force and effect assuming continued compliance with the terms thereof by Seller and (ii) all Required Contractual Consents as necessary to keep the same effective and enforceable against the Persons giving such Required Contractual Consents assuming continued compliance with the terms thereof by Seller.

          6.03.  Confidentiality.
                 ---------------

                 (a) For a period of two (2) years following the Closing, Newco will, and will cause its Affiliates and representatives to, treat any data and information obtained with respect to Seller or any of its Affiliates from any representative, officer, director or employee of Seller, or from any books or records of Seller in connection with this Agreement, confidentially and with commercially reasonable care and discretion, and will not disclose any such information to third parties; provided, however, that the foregoing shall not apply to (i) information in the public domain or that becomes public through disclosure by any party other than Newco, or its Affiliates or representatives, so long as such other party is not in breach of a confidentiality obligation, (ii) information regarding Seller required to be disclosed by Applicable Law, (iii) information required to be disclosed, on a confidential basis, whenever possible, to obtain any Required Consents; or
(iv) any information regarding Seller that is disclosed, on a confidential basis, whenever possible, by Newco or its Affiliates to any of their actual or prospective lenders or investors in connection with financing the transactions contemplated by this Agreement or in connection with future financings.

                 (b) In the event that the Closing fails to take place and this Agreement is terminated, Newco, upon the written request of Seller and at Seller's request, will, and will cause its Affiliates and representatives to, promptly deliver to Seller any and all documents or other materials furnished by Seller to Newco in connection with this Agreement without retaining any copy thereof and without using any confidential information of Seller to solicit any customers of Seller. In the event of such request, all other documents, whether analyses, compilations or studies, that contain or otherwise reflect the information furnished by Seller to Newco shall be destroyed by Newco or shall be returned to Seller, and Newco shall confirm to Seller in writing that all such materials have been returned or destroyed. No failure or delay by Seller in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

          6.04.  Specific Performance.  The parties hereto recognize and agree
                 --------------------
that in the event of a breach by Newco of Section 6.03, money damages would not be an adequate remedy to Seller for such breach and, even if money damages were adequate, it would be impossible to ascertain or measure with any degree of accuracy the damages sustained by Seller therefrom. Accordingly, if there should be a breach or threatened breach by Newco of provisions of Section 6.03, Seller shall be entitled to an injunction restraining Newco from any breach without showing or proving actual damage sustained by Seller. Nothing in the preceding sentence shall limit or otherwise affect any remedies that Seller may otherwise have under Applicable Law.

          6.05.  Amendment of Certificate of Incorporation.  Newco will, prior
                 -----------------------------------------
to the Closing, amend and restate its Certificate of Incorporation in order to authorize the issuance of 25,000 shares of Newco Exchangeable Preferred Stock, 25,000 shares of Newco Series B Preferred Stock, 24,000 shares of Newco Junior Preferred Stock, 1,200,000 shares of Newco Common Stock, and 237,929 shares of Newco Class B Common Stock.

          6.06.  Company Employees.  Effective as of the Closing Date, Newco
                 -----------------
shall offer at will employment to all active employees of Seller not otherwise covered by a collective bargaining agreement, including any Person on short-term or (to the extent required by law or any applicable contract) long-term disability, workers' compensation or personal leave, and, for a period of one year after the Closing Date, shall compensate such employees at current pay rates and shall provide such employees with benefits substantially similar in the aggregate to those benefits provided to the employees by Seller immediately prior to the Closing.

          6.07.  Payment of ASRS Note and Pollution Control Bond Interest.
                 --------------------------------------------------------
Newco agrees (i) to pay all interest accruing on the Pollution
Control Bonds from and after the Closing Date and (ii) to reimburse Seller for Prepayment Penalties, which have been paid on the ASRS Notes as a result of the repayment of the ASRS Notes on December 11, 1998.

          6.08   Performance of Certain Obligations by Newco.
                 -------------------------------------------

                 (a) On and after the Closing Date, Newco shall, or shall cause its designated subsidiaries to, duly, promptly and faithfully pay, perform and discharge when due, all Assumed Liabilities. Without limiting the foregoing, Newco shall, or shall cause its designated subsidiaries to, duly, promptly and faithfully pay, perform and discharge when due, any liability or obligation under any guarantee or obligation to assure performance given or made by the Seller, the Shareholders, A&B or its Affiliates with respect to any Assumed Liability. On or prior to the Closing Date, Newco shall either
(i) assume existing letters of credit and/or surety bonds tendered to third parties by Seller, the Shareholders, A&B or its Affiliates with respect to any Assumed Liability, (ii) tender substitute letters of credit and/or surety bonds to such third parties or (iii) issue to ABHI and Seller one or more standby letters of credit (in form and substance acceptable to ABHI and Seller) in an aggregate amount equal to the aggregate contingent liability of ABHI and Seller under such existing letters of credit and surety bonds, pursuant to which ABHI or Seller, as applicable, will be entitled to draw payment in the event of, and in the amount of, any payment made by ABHI as Seller after the Closing Date in respect of any existing letter of credit or surety bond. To the extent that any such letters of credit and/or surety bonds of the Seller, the Shareholders, A&B or its Affiliates with respect to any Assumed Liability are not assumed by Newco, Newco shall take all actions that are necessary in order to obtain the release of any such existing letters of credit and/or surety bonds on or prior to the Closing Date. If Seller permits the Closing to occur prior to the release of any such existing letters of credit and/or surety bonds of Seller, Newco agrees (i) to maintain in effect the standby letter or letters of credit referred to in clause (iii) of Section 6.08(a) in an aggregate amount equal to the aggregate contingent liabilities of ABHI and Seller under such letters of credit and surety bonds for as long as any such existing letters of credit and/or surety bonds remain in effect and (ii) to take any and all actions that are necessary (including by the payment of money, as necessary) to obtain the release of any such existing letter of credit and/or surety bond having a term of six (6) months or greater and representing an aggregate contingent liability of ABHI or Seller of in excess of $200,000 as soon as practicable following the Closing Date, and in any event by no later than thirty (30) days following the Closing Date.

                 (b) Notwithstanding any provision to the contrary contained in this Section 6.08, Newco shall not be required to assume or obtain the release of that certain letter of credit issued on behalf of Seller by First Hawaiian Bank in the amount not to exceed $10,432,131 in favor of the State of California for workers compensation self insurance or any successor letter of credit issued by any banking institution on behalf of Seller with respect to workers compensation claims arising prior to the Closing Date (the "Workers Compensation LC") until the earlier of (i) the fifth (5th) anniversary of the Closing Date and (ii) the first date upon which Newco or any successor entity
(a) consummates an offering of equity securities registered under the Securities Act of 1933, as amended, (b) consummates a sale, in a single transaction or series of related transactions, of all or a substantial portion of its assets or (c) consummates a merger with or into another entity or any other reorganization or recapitalization transaction as a result of which the owners of the outstanding voting capital stock of Newco or such successor receive capital stock of the surviving entity in the merger, reorganization or recapitalization representing less than 50% of the voting power of all outstanding capital stock of the surviving entity. Newco agrees that the Workers Compensation LC has been issued to the State of California to cover only workers compensation liabilities of Newco arising prior to the Closing Date that, together with all other such workers compensation liabilities of Newco arising prior to the Closing Date, exceed, in the aggregate, the sum of
(i) self insurance reserves established on the balance sheet of Seller as of the Closing Date for workers compensation charges and expenses (the "Closing Workers Compensation Reserve") and (ii) Newco's workers compensation insurance coverage, if any; and Newco agrees not to allow any draw to be made on the Workers Compensation LC prior to such time, if ever, that the workers compensation liabilities of Newco arising prior to the Closing Date exceed, in the aggregate, the sum of (i) the Closing Workers Compensation Reserve and
(ii) Newco's workers compensation insurance coverage, if any. The provisions of this Section 6.08(b) shall not, in any event, alter Newco's agreement to duly, promptly and faithfully pay, perform and discharge, when due, all Assumed Liabilities, including any workers compensation liabilities included within the Assumed Liabilities.

          6.09.  Re-marketing of Preferred Stock.  Upon Seller's request, Newco
                 -------------------------------
will cooperate in all reasonable respects in connection with Seller's resale of the Newco Exchangeable Preferred Stock received under the terms of this Agreement (including preparing a customary prospectus or offering memorandum for such resale), and Newco shall reimburse and indemnify Seller for all costs, expenses, liabilities, Taxes (including but not limited to sales and other transfer Taxes) and other charges incurred in connection with such resale, including, but not limited to, the costs and expenses associated with entering into any purchase greement, placement agent agreement or underwriting agreement and the ransactions contemplated thereby; provided, however, that Newco shall not be equired to reimburse Seller for underwriting discounts or commissions in excess f 4% of the aggregate proceeds received by Seller in connection with its remarketing of the Newco Exchangeable Preferred Stock. In connection with any sale by Seller of its Newco Exchangeable Preferred Stock covered by this
Section 6.09, Newco agrees, in addition to the reimbursement and indemnifica-ion provided for in the preceding sentence, (i) to issue Warrants to the purchasers of such Exchangeable Preferred Stock at the direction of Seller in the amount and having the terms set forth in Exhibit C and to enter into a Warrant Agreement (covering the Warrants) and Registration Rights Agreement (covering the registration rights set forth on Exhibit C) with such purchasers containing terms and provisions, including representations, warranties and covenants of Newco, and indemnities by Newco, as are customary for a transaction of this nature and (ii) to enter into a purchase agreement, placement agent agreement or underwriting agreement with the initial purchaser, placement agent or underwriter, as applicable, and Seller, containing reasonable and customary representations, warranties and covenants of Newco, and indemnities by Newco of the Seller and the initial purchaser, placement agent or underwriter, as applicable, as are customary for a transaction of this nature. Newco agrees, for as long as shares of Newco Exchangeable Preferred Stock are outstanding, to make available to any purchaser or subsequent purchaser the information described in Rule 144A(d) in order to enable resales of the Newco Exchangeable Preferred Stock to occur pursuant to Rule 144A under the Securities Act.

                                  ARTICLE VII

                            COVENANTS OF ALL PARTIES

          7.01.  Further Assurances.  Subject to the terms and conditions of
                 ------------------
this Agreement, each party will use all commercially reasonable efforts (whether before or after the Closing Date) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or reasonably desirable under Applicable Law to consummate the transactions contemplated by this Agreement. Newco and Seller agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement; provided, however, that nothing contained in any such documents, certificates, agreements or other writings shall be deemed to supersede, amend or modify any of the terms, conditions or any of the rights or obligations of the parties hereunder and, to the extent of any conflict between any such documents, certificates, agreements or other writings, on the one hand, and this Agreement, on the other hand, the terms and provisions of this Agreement shall prevail.

          7.02.  Certain Filings.  The parties hereto shall cooperate with one
                 ---------------
another in determining whether any action by or in respect of, or filing with, any Governmental Authority is required or reasonably appropriate, or any action, consent, approval or waiver from any party to any Contract is required or reasonably appropriate, in connection with the consummation of the transactions contemplated by this Agreement. Subject to the terms and conditions of this Agreement, in taking such actions or making any such filings, the parties hereto shall furnish information required in connection therewith and seek timely to obtain any such actions, consents, approvals or waivers. Without limiting the foregoing, the parties hereto shall each promptly complete and file all reports and forms, and respond to all requests or further requests for additional information, if any, as may be required or authorized under the HSR Act.

         7.03.  Public Announcements.  Up to (and including) the Closing Date,
                --------------------
each party agrees that, without the consent of the other party, it will not, except as may be required by Applicable Law, issue any press release or make any public statement with respect to this Agreement or the transactions contemplated hereby. For a period of ninety (90) days after the Closing Date, the parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby, and, except as may be required by Applicable Law, will not issue any such press release or public statement prior to such consultation. Notwithstanding the foregoing, the parties may, on a confidential basis, advise and release information regarding the existence and content of this Agreement or the transactions contemplated hereby to their respective Affiliates or any of their agents, accountants, attorneys and prospective lenders or investors in connection with or related to the transactions contemplated by this Agreement, including without limitation the financing of such transactions.

          7.04.  Disposition of Benefit Plans.  The following provisions shall
                 ----------------------------
govern the disposition of Benefit Plans in which employees of Seller participate.

                 (a) Effective as of the Closing Date, Newco shall assume the sponsorship of and responsibility for the maintenance, funding and administration of each Benefit Plan in which employees and former employees of Seller are the sole participants and which are listed on Schedule 7.04(a). Appropriate arrangements shall be made to transfer any assets of such plans held in an A&B sponsored master trust to a funding arrangement to be established as of the Closing Date by Newco. In the case of the A&B Retirement Plan for Salaried Employees of C&H, C&H shall on or before the Closing Date cause such plan to be amended to strike Article XII thereof effective as of the Closing Date and contingent on the consummation of the transactions contemplated by this Agreement to occur on the Closing Date.

                 (b) In connection with any Benefit Plan sponsored and main-tained by A&B and in which employees and former employees of Seller partici-pate, but are not the sole participants, the following shall apply:

                      (i) In the case of any Employee Pension Benefit Plan, employees of Seller shall cease active participation in such plan as of the Closing Date and shall thereafter participate in a substantially similar plan to be established by Newco effective as of the Closing Date. Contributions to the Newco tax sheltered investment plan shall be funded through a date that is three months after the Closing Date through the Alexander & Baldwin Deferred Compensation Trust. Such assets along with other assets and liabilities attributable to current employees of Seller who will be transferred to Newco's payroll as of the Closing Date shall be transferred to the Newco Plan as soon as practicable after the later to occur of the date that is three months after the Closing Date or the date upon which Newco confirms to Seller that Newco's plan and trust qualify under Code Sections 401 and 501, respectively.

                      (ii) In the case of the A&B Flexible Benefit Program and the A&B Retiree Health and Welfare Benefit Plan, Newco shall, effective as of the Closing Date, establish substantially similar plans in the aggregate and cause such plans to be adequately insured either through commercially underwritten insurance or a self insurance arrangement. Accounts maintained as of the Closing under the Flexible Benefit Program pertaining to the medical reimbursement and dependent care reimbursement plans in respect of employees of Seller for 1998 shall be transferred to and assumed by Newco and Newco shall therefore be responsible for claims (expenses)incurred during 1998 prior to the Closing Date and shall be responsible for any claims incurred thereafter. Individuals who are participants in the A&B Retiree Health and Welfare Benefit Plan as of the Closing Date shall cease participation in such plan as of the Closing Date and be covered thereafter under Newco's plan. Except as provided above, Seller shall retain all liability for benefits accrued and claims whether or not reported incurred prior to the Closing Date under any Benefit Plan which is an Employee Welfare Benefit Plan (as described in 3(1) of ERISA). A&B shall extend coverage under the medical, vision, dental, life insurance and disability programs to current or former employees of Seller (including those employed by Newco on and after the Closing Date) through a date that is three (3) months after the Closing Date, and Newco shall reimburse A&B for the cost of providing such benefits.

                      (iii) Notwithstanding the foregoing, effective as of the Closing Date, Newco shall establish a plan substantially similar to A&B's Excess Benefit Plan and the one year Performance Improvement Incentive Plan in respect of employees or former employees of Seller and all liabi-lities attributable to them, to the extent accrued, shall be assumed by Newco. In the case of both the Excess Benefit Plan and the one year Performance Improvement Incentive Plan, Newco may not diminish benefits accrued through the Closing and must allow benefits to accrue through the end of 1998 on terms at least as favorable as those presently in effect.

          7.05.  Working Capital Facility.  The parties shall cooperate with
                 ------------------------
one another and each party shall use its commercially reasonable efforts to arrange for a term loan and a revolving working capital credit facility for Newco on terms satisfactory to Newco (the "Working Capital Facility") pursuant to which Newco will have not less than $75,500,000 of borrowing capacity as of the Closing Date immediately prior to the consummation of the transactions contemplated hereby.

          7.06.  Cooperation in Tax Matters.  Newco and Seller shall
                 --------------------------
(i) provide each other with such assistance as may reasonably be requested in connection with the preparation of any Tax Return and the conduct of any audit or other examination by any taxing authority or in connection with judicial or administrative proceedings relating to any liability for Taxes and (ii) retain and provide each other with all records or other information that may be relevant to the preparation of any Tax Returns, or the conduct of any audit or examination, or other Tax Proceeding. Seller shall retain all relevant documents, including prior year's Tax Returns, supporting work schedules and other records or information that may be relevant to such returns and shall not destroy or otherwise dispose of any such records without the prior written consent of the other party. All tax sharing or similar agreements with respect to or involving MLM shall be terminated as of the Closing Date and, after the Closing Date, MLM shall not be bound thereby or have any Liability thereunder.

          7.07.  Registration Rights Agreement.  Newco and Seller shall enter
                 -----------------------------
into aRegistration Rights Agreement relating to the Newco Exchangeable Preferred Stock, on commercially reasonable terms and conditions satisfactory to Newco and Seller in their reasonable discretion, concurrently with the Closing.

          7.08.  Indenture.  The parties shall cooperate with one another and
                 ---------
shall use their commercially reasonable efforts to arrange for Newco to enter into an Indenture, relating to Newco's 12.5% Subordinated Exchange Debentures issuable in exchange for shares of Newco Exchangeable Preferred Stock ("Newco Exchange Debentures"), concurrently with the Closing, containing the terms set forth in Exhibit E.

          7.09.  Disposition of Certain Properties.  Seller and Newco
                 ---------------------------------
acknowledge thatcertain parcels of real property referred to in that certain Amendment to Settlement Agreement dated August 9, 1996 between Seller and the Crockett Power Plant Committee, which amends that certain Settlement Agreement dated July 21, 1993 among the Crockett Power Plant Committee, the Glenn Cove Homeowners Association, Ruth Blakeny, Douglas Tubb, Energy National, Inc. and Seller (collectively, the "Settlement Agreement"), are owned by A&B and/or its Affiliates and not by Seller. Seller and Newco acknowledge that A&B and its Affiliates, either before or after the Closing Date, may elect to transfer some or all of such parcels in fee title (i) to Seller (for inclusion in the Transferred Assets), (ii) to Newco, (iii) to a governmental agency or body or
(iv) to the Crockett Community Foundation (or any successor organization); and, in the event that some or all of such parcels are transferred to Seller (for inclusion in the Transferred Assets) prior to the Closing Date or to Newco within six (6) months after the Closing Date, Newco agrees to accept conveyance of title to such parcels.

                                  ARTICLE VIII

                             CONDITIONS TO CLOSING

          8.01.  Conditions of All Parties.
                 -------------------------

                 (a) All Required Governmental Approvals for the transactions contemplated by this Agreement indicated with an asterisk (*) on
Schedule 3.11(b) and all Permits indicated with an asterisk (*) on
----------------
Schedule 3.11(a) shall have been obtained without the imposition of any
----------------
material conditions. All such Required Governmental Approvals and such Permits shall be in effect, and no Proceedings shall have been instituted or threatened by any Governmental Authority against Seller or Newco (or any of their Affiliates) with respect thereto as to which there is a material risk of a determination that would terminate the effectiveness of, or otherwise materially and adversely modify the terms of, any such Required Governmental Approval or such Permit; all applicable waiting periods with respect to such Required Governmental Approvals and such Permits shall have expired; and all conditions and requirements prescribed by Applicable Law or by such Required Governmental Approvals and such Permits to be satisfied on or prior to the Closing Date shall have been satisfied allowing all such Required Governmental Approvals and such Permits to be and to remain in full force and effect assuming continued compliance with the terms thereof after the Closing.

                 (b) The Required Contractual Consents indicated with an asterisk (*) on Schedule 3.11(b) shall have been obtained without the
                ----------------
imposition of any material conditions. All such Required Contractual Consents (and with respect to the Subsequent Material Contracts, such other consents as may be required) shall be in full force and effect and no Proceeding shall have been instituted or threatened with respect thereto that would have a Material Adverse Effect. All conditions and requirements prescribed by any required Contractual Consent (or any such other consent) to be satisfied on or prior to the Closing Date shall have been satisfied in all material respects.

                 c) The transactions contemplated by this Agreement and the consummation of the Closing shall not violate any Applicable Law. No temporary restraining order, preliminary or permanent injunction, cease and desist order or other order issued by any court of competent jurisdiction or any competent Governmental Authority or any other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect, and there shall be no pending or threatened actions or proceedings by any Governmental Authority (or determinations by any Governmental Authority) or by any other Person challenging or in any manner seeking to restrict or prohibit the consummation of the transactions contemplated hereby.

                 (d) Newco shall have amended its certificate of incorporation and restated its certificate of incorporation in substantially the form of the Newco Charter attached hereto as Exhibit A.

                 (e) Seller and CVC (the "Purchaser") shall have entered into an Amended and Restated Stock Sale Agreement, substantially in the form attached hereto as Exhibit B (the "Stock Sale Agreement"), relating to the
                   ---------
purchase by Purchaser from Seller of, in the aggregate, 450,000 shares of Newco Common Stock, 90,000 shares of Newco Class B Common Stock and 14,400 shares of Newco Junior Preferred Stock immediately following the Closing. The Stock Sale Agreement shall remain in full force and effect and all conditions to closing contained in the Stock Sale Agreement shall have been satisfied (other than the consummation of the transactions contemplated hereby); and Seller shall have received a certificate signed by Purchaser and Citicorp Mezzanine Partners, L.P. ("CMP") to the foregoing effect and to the effect that (i) Purchaser has irrevocably and unconditionally committed to consummate the transactions contemplated by the Stock Sale Agreement and to pay the purchase price for the Newco Common Stock, Newco Class B Common Stock, and Newco Junior Preferred Stock to be sold thereunder following consummation of the transactions contemplated hereby, (ii) CMP has irrevoacably and unconditionally committed to consummate the CMP Loan (as defined in the Stock Sale Agreement).

                 (f) Concurrently with the Closing, Newco shall be satisfied with all of its working capital financing, including the terms of the Working Capital Facility, which, among other things, will provide Newco with not less than $75,500,000 of borrowing capacity on the Closing Date prior to the consummation of the transactions contemplated hereby; and Newco shall have received cash funds under its working capital facilities sufficient, when taken together with all other funds available to Newco on the Closing Date, to pay the Cash Component to Seller. The parties hereto agree and acknowledge that Newco's financing arrangements with HSTC are satisfactory to Newco.

                 (g) Concurrently with the Closing, Newco and Seller shall have entered into the Registration Rights Agreement relating to the Newco Exchangeable Preferred Stock, Newco Common Stock and Newco Class B Common Stock on commercially reasonable terms and conditions satisfactory to Newco and Seller in their reasonable discretion, and each party shall have delivered to the other party a certificate to the effect that the provisions contained in such agreement are satisfactory.

                 (h) Concurrently with the Closing, Newco shall have entered into an Indenture relating to the Newco Exchange Debentures, and each party shall have delivered to the other party a certificate to the effect that the provisions contained in the Indenture are satisfactory.

                 (i) Concurrently with or prior to the Closing Date, except as otherwise provided in Section 6.08, all letters of credit tendered on behalf of the Seller to third parties and all guarantees by Seller, the Shareholders or A&B of any Assumed Liabilities shall have been released, extinguished or assumed by Newco or arrangements satisfactory to Seller shall have been made for their release, extinguishment or assumption promptly after the Closing.

                 (j) Seller shall have obtained fee title to that certain parcel of real property located in Crockett, California commonly referred to as 15 and 9 Crolona Heights Drive (the "Company Guest House and Cottage" listed as item 3 on Schedule 3.07(a)), and such parcel shall be included in the Transferred Assets.

                 (k) Newco, ABHI and the lender under the Working Capital Facility shall have entered into the Standby Financing Agreement in the form attached hereto as Exhibit F.

          8.02.  Conditions to Obligation of Newco.  The obligations of Newco
                 ---------------------------------
to consummate the Closing are subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

                 (a) (i) Seller shall have performed and satisfied, in all material respects, each of its obligations hereunder required to be performed and satisfied by it on or prior to the Closing Date, (ii) each of the representations and warranties of Seller contained in this Agreement shall be true and correct, at and as of the Closing Date with the same force and effect as if made as of the Closing Date (except (x) for any breach of any such representations or warranties which, when combined with all other breaches of such representations and warranties, would not result in a Material Adverse Effect, (y) representations and warranties made as of a specific date (other than the date of execution of this Agreement) shall continue to be true and correct in all material respects as of such specific date, and (z) any event, occurrence, development or state of circumstances or facts or change in the Transferred Assets or Business occurring or arising after the date of execution of this Agreement shall not be deemed to constitute a breach of the representations and warranties contained in clause (b) of Section 3.06) and
(iii) Newco shall have received certificates signed by a duly authorized executive officer of Seller on behalf of Seller to the foregoing effect and to the effect that, to the knowledge of such executive officer, the conditions specified within this Section 8.02 have been satisfied.

                 (b) Since the date hereof, there shall not have been any event, occurrence, development or change of circumstances, in any case, resulting directly from the resolution of any collective bargaining issues of Seller or the Business that has had or that may be reasonably expected to have a Material Adverse Effect.

                 (c)  The Required Contractual Consents indicated with a
plus (+) sign on Schedule 3.11(b) shall have been obtained without the
                 ----------------
imposition of any material conditions. All such Required Contractual Consents (and with respect to the Subsequent Material Contracts, such other consents as may be required) shall be in full force and effect and no Proceeding shall have been instituted or threatened with respect thereto that, would have a Material Adverse Effect. All conditions and requirements prescribed by any required Contractual Consent (or any such other consent) to be satisfied on or prior to the Closing Date shall have been satisfied in all material respects.

                 (d) A&B shall have delivered to Newco a letter, signed by an authorized officer of A&B, certifying that: "For a period of five (5) years after the Closing Date, A&B shall cause ABHI to comply with the covenant contained in Section 9.06 of this Agreement."

          8.03.   Conditions to Obligation of Seller.  The obligations of
                  ----------------------------------
Seller to consummate the Closing is subject to the satisfaction on or prior to the Closing Date of each of the following conditions: (i) Newco shall have performed and satisfied in all material respects its obligations hereunder required to be performed and satisfied by it on or prior to the Closing Date;
(ii) the representations and warranties of Newco contained in this Agreement shall be true, complete and accurate in all material respects at and as of the Closing Date, as if made at and as of the Closing Date (except (y) for any breach of any such representations and warranties which, when combined with all other breaches of such representations and warranties, would not be materially adverse to seller, and (z) representations and warranties made as of a specific date (other than the date of this Agreement) shall continue to be true and correct in all material respects as of such specific date), (iii) Seller shall have received a "resale certificate" in form and substance satisfactory to Seller pertaining to that portion of the Transferred Assets being acquired by Newco for resale, and (iv) Seller shall have received a certificate signed by a duly authorized executive officer of Newco to the foregoing effect and to the effect that, to such executive officer's knowledge, the conditions specified within this Section 8.03 have been satisfied.

                                ARTICLE IX

                              INDEMNIFICATION

          9.01.  Agreement to Indemnify.
                 ----------------------

                 (a) Newco and its Affiliates, and each officer, director, shareholder, employer, representative and agent of the foregoing (collectively, the "Newco Indemnitees"{xe "\"Newco Indemnitees\" 9.01(a)"}) shall each be indemnified and held harmless to the extent set forth in this Article IX, jointly and severally, by Seller and each of the Shareholders jointly and severally in respect of any and all Damages reasonably and proximately incurred by any Newco Indemnitee as a result of:

                      (i) any inaccuracy or misrepresentation in or breach of any representation or warranty made by Seller in this Agreement or any certificate delivered by Seller pursuant hereto and any covenant of Seller or the Shareholders contained in Section 5.01(a) to be performed prior to or as of the Closing (other than those representations and warranties of Seller contained in Sections 3.01, 3.02, 3.16, or 3.19 of this Agreement); provided, however, that Seller shall have no obligation under clause (i) of this Section 9.01(a) unless and until the aggregate amount of Damages so incurred exceeds One Million Four Hundred Thirty Thousand Dollars ($1,430,000), whereupon Seller shall be liable to indemnify all amounts over One Million Four Hundred Thirty Thousand Dollars ($1,430,000); provided, further, that Seller shall have no obligation under clause (i) of this Section 9.01(a) with respect to any individual item where the Damages relating to such item are less than Ten Thousand Dollars ($10,000) (and such items shall not be aggregated for purposes of the first proviso in clause (i) of this Section 9.01(a)); provided, further, that Seller shall have no obligation under clause (i) of this Section 9.01(a) to the extent that the aggregate amount of Damages so incurred exceeds Fourteen Million Three Hundred Thousand Dollars ($14,300,000), after which point Seller will have no obligation hereunder to indemnify Newco Indemnitees from and against further such Damages pursuant to this Section 9.01(a)(i);

                      (ii) any inaccuracy or misrepresentation in or breach of any representation or warranty made by Seller in Sections 3.01, 3.02,
     3.16 or 3.19 of this Agreement or with respect to such Sections in any certificate delivered by Seller pursuant hereto;

                      (iii) any breach of any covenant or agreement of Seller (other than the covenants contained in Section 5.01(a) of this Agreement);

                      (iv)   any Excluded Liabilities; and

                      (v) any loss, claim, or expense arising from the amendment of the A&B Retirement Plan for Salaried Employees of C&H referenced in Section 7.04(a), above, to strike Article XII thereof.

                 (b) Seller and its Affiliates, and each officer, director, shareholder, employer, representative and agent of the foregoing (collectively, the "Seller Indemnitees") shall each be indemnified and held harmless to the extent set forth in this Article IX by Newco in respect of any and all Damages reasonably and proximately incurred by any Seller Indemnitee as a result of:

                      (i) any inaccuracy or misrepresentation in or breach of any representation, warranty, covenant or agreement made by Newco in this Agreement;
                      (ii)   any Assumed Liabilities;

                      (iii) any liability or obligation arising pursuant to the Crockett Order; and

                      (iv) any liabilities of Newco or the Business incurred or arising after the Closing Date other than Excluded Liabilities.

                 (c) Nothing set forth in this Article IX shall be deemed to prohibit or limit any Newco Indemnitee's or Seller Indemnitee's right at any time before, on or after the Closing Date, to seek injunctive or other equitable relief for the failure of any Indemnifying Party to perform any covenant or agreement contained herein.

                 (d) For purposes of the indemnification obligations hereunder and the calculation of Damages, any inaccuracy in or breach of a representation or warranty shall be deemed to constitute a breach of such representation or warranty, notwithstanding any limitation or qualification as to materiality set forth in such representation or warranty as to the scope, accuracy or completeness thereof or any such limitation or qualification with respect to any such matter resulting in a Material Adverse Effect, it being the intention of the parties that, subject to the provisos set forth in clause (i) of
Section 9.01(a), the Newco Indemnitees shall be indemnified and held harmless from and against any and all Damages arising out of or based upon or with respect to the failure of any such representation or warranty to be true, correct and complete in any respect.

          9.02.  Survival of Representation, Warranties and Covenants.  Except
                 ----------------------------------------------------
as hereinafter provided in this Section 9.02, all representations, warranties, covenants, agreements and obligations of each Indemnifying Party contained herein (including the indemnification obligations contained in this Article IX) and all claims of any Newco Indemnitee or Seller Indemnitee in respect of any breach of any representation, warranty, covenant, agreement or obligation of any Indemnifying Party contained in this Agreement, shall survive the Closing and shall expire on the second anniversary of the Closing Date; provided, however, that the representations and warranties contained in Sections 3.01-3.04 and 3.16 of this Agreement shall survive the Closing indefinitely; provided, further, that the representations and warranties contained in Section
3.19 of this Agreement shall survive the Closing through the applicable statute of limitations; and provided, further, that the representations and warranties contained in Section 3.17 of this Agreement shall survive the Closing and shall expire on the fifth anniversary of the Closing Date.

          9.03.  Claims for Indemnification.  If any Indemnitee shall believe
                 --------------------------
that such Indemnitee is entitled to indemnification pursuant to this Article IX in respect of any Damages, such Indemnitee shall give the appropriate Indemnifying Parties prompt written notice thereof. Any such notice shall set forth in reasonable detail and to the extent then known the basis for such claim for indemnification. The failure of such Indemnitee to give notice of any claim for indemnification promptly, but within the periods specified by
Section 9.02, as the case may be, shall not adversely affect such Indemnitee's right to indemnity hereunder except to the extent that such failure adversely affects the right of the Indemnifying Parties to assert any reasonable defense to such claim. Each such claim for indemnity shall expressly state that the Indemnifying Parties shall have only the thirty (30) Business Day period referred to in the next sentence to dispute or deny such claim. The Indemnifying Parties shall have thirty (30) Business Days following its receipt of such notice either (y) to acquiesce in such claim by giving such Indemnitee written notice of such acquiescence or (z) to object to the claim by giving such Indemnitee written notice of the objection.

          9.04.  Defense of Claims.  In connection with any claim which may
                 -----------------
give rise to indemnity under this Article IX resulting from or arising out of any claim or Proceeding against an Indemnitee by a Person that is not a party hereto, the Indemnifying Parties may (unless such Indemnitee elects not to seek indemnity hereunder for such claim), upon written notice sent at any time to the relevant Indemnitee, assume the defense of any such claim or Proceeding if all Indemnifying Parties with respect to such claim or Proceeding jointly acknowledge to the Indemnitee the Indemnitee's right to indemnity pursuant hereto in respect of the entirety of such claim (as such claim may have been modified through written agreement of the parties or arbitration hereunder) and provide assurances, reasonably satisfactory to such Indemnitee, that the Indemnifying Parties will be financially able to satisfy such claim in full if such claim or Proceeding is decided adversely. If the Indemnifying Parties assume the defense of any such claim or Proceeding, the Indemnifying Parties shall select counsel reasonably acceptable to such Indemnitee (the parties agree that any Indemnitee shall be precluded from asserting that the firms of Kirkland & Ellis or Gibson, Dunn & Crutcher LLP are not reasonably acceptable) to conduct the defense of such claim or Proceeding, shall take all steps reasonably necessary in the defense or settlement thereof and shall at all times diligently and promptly pursue theresolution thereof. If the Indemnifying Parties shall have assumed the defense of any claim or Proceeding in accordance with this Section 9.04, the Indemnifying Parties shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any such claim or Proceeding, without the prior written consent of such Indemnitee; provided, however, that the Indemnifying Parties shall pay or cause to be paid all amounts arising out of such settlement or judgment either concurrently with the effectiveness thereof or shall obtain and deliver to such Indemnitees prior to the execution of such settlement a general release executed by the Person not a party hereto, which general release shall release such Indemnitee from any liability in such matter; provided, further, that the Indemnifying Parties shall not be authorized to encumber any of the assets of any Indemnitee or to agree to any restriction that would apply to any Indemnitee or to its conduct of business; and provided, further, that a condition to any such settlement shall be a complete release of such Indemnitee and its Affiliates, officers, employees, consultants and agents with respect to such claim. Such Indemnitee shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. Each Indemnitee shall, and shall cause each of its Affiliates, officers, employees, consultants and agents to, cooperate fully with the Indemnifying Parties in the defense of any claim or Proceeding being defended by the Indemnifying Parties pursuant to this Section 9.04. If the Indemnifying Parties do not assume the defense of any claim or Proceeding resulting therefrom in accordance with the terms of this Section 9.04, such Indemnitee may defend against such claim or Proceeding in such manner as it may deem appropriate, including settling such claim or Proceeding after giving notice of the same to the Indemnifying Parties, on such terms as such Indemnitee may deem appropriate. If the Indemnifying Parties seek to question the manner in which such Indemnitee defended such claim or Proceeding or the amount of or nature of any such settlement, the Indemnifying Parties shall have the burden to prove by a preponderance of the evidence that such Indemnitee did not defend such claim or Proceeding in a reasonably prudent manner.

          9.05.  Nature of Payments.  Any payment under this Article IX shall
                 ------------------
be treated for tax purposes as an adjustment of the Purchase Consideration to the extent such characterization is proper and permissible under relevant Tax authorities, including court decisions, statutes, regulations and administrative promulgations.

          9.06.  ABHI's Financial Condition.  ABHI agrees that, for a period of
                 --------------------------
five (5) years after the Closing Date, it will maintain shareholder's equity, determined in accordance with GAAP, of not less than $25 million.

                                   ARTICLE X

                                  TERMINATION

          10.01.  Grounds for Termination.  This Agreement may be terminated at
                  -----------------------
any time prior to the Closing:

                  (a) by mutual written agreement of all of the parties hereto.

                  (b) by Newco after written notice to Seller of any one or more misrepresentations in or breaches of the representations or warranties made by Seller contained herein that, if not cured on or prior to the Closing Date, could be reasonably expected to give Newco grounds not to close under
Article VIII when taken into account with all other uncured misrepresentations in or breaches of such representations or warranties as to which Newco shall have given notice to Seller as provided in this clause (b). A termination pursuant to this paragraph (b) shall become effective (i) fifteen (15) days after such notice with respect to such a misrepresentation or breach that is not capable of being cured on or prior to the Closing Date, or (ii) immediately prior to the Closing with respect to such a misrepresentation or breach that is capable of being cured, but is not cured, on or prior to the Closing Date;

                  (c) by Newco after written notice to Seller of the failure by Seller to perform and satisfy any of its obligations under this Agreement required to be performed and satisfied by Seller on or prior to the Closing Date, if the aggregate of all such failures shall be material. A termination pursuant to this paragraph (c) shall become effective (i) fifteen (15) days after such notice with respect to such a failure that is not capable of being cured on or prior to the Closing Date, or (ii) immediately prior to the Closing with respect to such a failure that is capable of being cured, but is not cured, on or prior to the Closing Date;

                  (d) by Seller after written notice to Newco of any one or more misrepresentations in or breaches of the representations or warranties made by Newco herein which, if not cured on or prior to the Closing Date, could be reasonably expected to give Seller grounds not to close under Article VIII when taken into account with all other uncured misrepresentations in or breaches of such representations or warranties as to which Seller shall have given notice to Newco as provided in this clause (d). A termination pursuant to this paragraph (d) shall become effective (i) fifteen (15) days after such notice with respect to such a misrepresentation or breach that is not capable of being cured on or prior to the Closing Date, or (ii) immediately prior to the Closing with respect to such a misrepresentation or breach that is capable of being cured, but is not cured, on or prior to the Closing Date;

                  (e) by Seller after written notice to Newco of Newco's failure to perform and satisfy any of its obligations under this Agreement required to be performed and satisfied by Newco on or prior to the Closing Date, if the aggregate of all such failures shall be material. A termination pursuant to this paragraph (e) shall become effective (i) fifteen (15) days after such notice with respect to such a failure that is not capable of being cured on or prior to the Closing Date, or (ii) immediately prior to the Closing with respect to such a failure that is capable of being cured, but is not cured, on or prior to the Closing Date;

                  (f) by Newco or by Seller, if the Closing shall not have been consummated by March 31, 1999 (the "Outside Date"); provided, however, that neither Newco nor Seller may terminate this Agreement pursuant to this clause (f) if the Closing shall not have been consummated within such time period by reason of the failure of such party or any of its Affiliates to perform in all material respects any of its or their respective covenants or agreements contained in this Agreement; and

                  (g) by any party hereto if any Federal, state or foreign law or regulation thereunder shall hereafter be enacted or become applicable that makes the transactions contemplated hereby or the consummation of the Closing illegal or otherwise prohibited, or if any judgment, injunction, order or decree enjoining either party hereto from consummating the transactions contemplated hereby is entered, and such judgment, injunction, order or decree shall become final and nonappealable.

                  The party desiring to terminate this Agreement pursuant to clauses (b) through (g) shall give written notice of such termination to the other party as soon as is practicable.

          10.02.  Effect of Termination.  If this Agreement is terminated as
                  ---------------------
permitted by Section 10.01, such termination shall be without liability of any party to any other party to this Agreement except as hereinafter expressly provided in this Section 10.02. If such termination shall result from the breach by any party of itsrepresentations, warranties or covenants contained in this Agreement, such party shall be fully liable for any and all Damages incurred or suffered by the other parties as a result of such failure or breach. The provisions of Sections 5.10, 5.11, 6.03, 6.04, 11.03 and 11.05 shall survive any termination of this Agreement pursuant to Article X, and each party hereto shall be fully responsible for any breach of any such provision, whether or not such breach occurs prior to the termination of this Agreement.

                                   ARTICLE XI

                                 MISCELLANEOUS

          11.01.  Notices.  All notices, requests, demands, claims and other
                  -------
communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) if personally delivered, when so delivered, (ii) if mailed, five Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (iii) if given by telex or telecopier, once such notice or other communication is transmitted to the telex or telecopier number specified below and the appropriate answer back or telephonic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (ii) above or (iv) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:


          If to Seller:
          ------------

               Glenn R. Rogers
               Alexander & Baldwin, Inc.
               333 Market Street
               P.O. Box 7452
               San Francisco, CA  94120
               Telecopier:  (415) 546-9630

          with copies to:
          --------------

               Michael J. Marks, Esq.
               Alexander & Baldwin, Inc.
               Post Office Box 3440
               Honolulu, HI  96801
               Telecopier:  (808) 525-6678

               Bradford P. Weirick, Esq.
               Gibson, Dunn & Crutcher LLP
               333 S. Grand Avenue
               Los Angeles, CA  90071
               Telecopier:  (213) 229-7520

          If to Newco:
          -----------

               David Howe
               Citicorp Venture Capital, Ltd.
               399 Park Avenue
               New York, NY  10043
               Telecopier:  (212) 888-2940

          with a copy to:
          --------------

               Kirk Radke, Esq.
               Kirkland & Ellis
               Citicorp Center
               153 East 53rd Street
               New York, NY  10022
               Telecopier:  (212) 446-4900

          Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

          11.02.  Amendments; No Waivers.
                  ----------------------

                  (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No waiver by a party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          11.03.  Expenses.
                  --------

                  (a) Except as otherwise provided herein, all costs, expenses, liabilities, Taxes (excluding sales and transfer Taxes) and other charges incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Newco, including the reasonable fees and expenses of investment banks, attorneys and other advisors. Newco and Seller shall each pay 50% of all sales and transfer Taxes arising as a result of the sale of the Transferred Assets pursuant to this Agreement.

                  (b) In the event that this Agreement is terminated and/or the transactions contemplated hereby are not consummated, Seller shall be responsible for all of its expenses (including any fees and expenses of investment banks, attorneys and other advisors engaged by Seller) and CVC shall be responsible for its expenses (including any fees and expenses of investment banks, attorneys and other advisors engaged by CVC).

          11.04.  Successors and Assigns.  This Agreement shall be binding upon
                  ----------------------
and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of each other party, which approval shall not be unreasonably withheld; provided, however, that Newco may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of each other party if such assignment is expressly requested in writing by any party providing funds or other financings in connection with this Agreement.

          11.05.  Governing Law.  This Agreement shall be construed in
                  -------------
accordance with and governed by the internal laws (without reference to choice or conflict of laws) of the State of California.

          11.06.  Counterparts; Effectiveness.  This Agreement may be signed in
                  ---------------------------
any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

          11.07.  Entire Agreement.  This Agreement (including the Schedules
                  ----------------
and Exhibits referred to herein which are hereby incorporated by reference) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements (including the Letter of Intent, dated May 5, 1998 and that certain Confidentiality Agreement, dated as of August 8, 1997, between Cybus Capital Markets and Citicorp Venture Capital, Ltd., which terminates at Closing), understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

          11.08.  Captions.  The captions herein are included for convenience
                  --------
of reference only and shall be ignored in the construction or interpretation hereof. All references to an Article or Section include all subparts thereof.

          11.09.  Severability.  If any provision of this Agreement, or the
                  ------------
application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

          11.10.  Construction.
                  ------------

                  (a) The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either party. Any reference to any Applicable Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever required by the context, any gender shall include any other gender, the singular shall include the plural and the plural shall include the singular. The words "herein," "hereof," "hereunder," and words of similar import refer to the Agreement as a whole and not to a particular section. Whenever the word "including" is used in this Agreement, it shall be deemed to mean "including, without limitation," "including, but not limited to" or other words of similar import such that the items following the word "including" shall be deemed to be a list by way of illustration only and shall not be deemed to be an exhaustive list of applicable items in the context thereof.

                  (b) The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

          11.11.  Cumulative Remedies.  The rights, remedies, powers and
                  -------------------
privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. The parties hereto agree that any party may seek specific performance by the other party of its obligations hereunder without the requirement of posting a bond.

          11.12.  Third Party Beneficiaries.  Except for any rights provided
                  -------------------------
under the Stock Sale Agreement, no provision of this Agreement shall create any third party beneficiary rights in any Person, including any employee of Newco or employee or former employee of Seller or any Affiliate thereof (including any beneficiary or dependent thereof).

          11.13.  Knowledge.  Whenever "knowledge," "to the knowledge of" "has
                  ---------
received no notice" or "is not aware" (and all variants and derivatives thereof) with respect to any Person, means the current actual knowledge of such Person, after reasonable inquiry. Notwithstanding the foregoing, the foregoing terms, when applied to Seller, shall mean the actual knowledge, after reasonable inquiry, of any and all persons listed on Schedule 11.13.
                                                     --------------

          IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Asset Purchase Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                               SELLER:
                               CALIFORNIA AND HAWAIIAN SUGAR COMPANY, INC.,
                               A HAWAII CORPORATION
                               By:  /s/ Robert J. Guilbault
                                    ----------------------------
                               Name:  Robert J. Guilbault
                               Title:  Vice President

                               NEWCO:
                               SUGAR ACQUISITION CORPORATION, A DELAWARE
                               CORPORATION
                               By:  /s/ David G. Koncelik
                                    ----------------------------
                               Name:  David G. Koncelik
                               Title:  President and Chief Executive Officer

                               SHAREHOLDERS:
                               A & B - HAWAII, INC., A HAWAII CORPORATION
                               By:  /s/ Glenn R. Rogers
                                    ----------------------------
                               Name:  Glenn R. Rogers
                               Title:  Senior Vice President, Chief
                                    Financial Officer and Treasurer

                               MCBRYDE SUGAR COMPANY, LIMITED, A HAWAII
                               CORPORATION
                               By:  /s/ Glenn R. Rogers
                                    ----------------------------
                               Name:  Glenn R. Rogers
                               Title:  Vice President

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